                         Susquehanna Bancshares, Inc.


                                April 29, 1996

TO OUR SHAREHOLDERS:

       A Notice and Proxy Statement for the Annual Meeting of Shareholders to be held at the Hershey Country Club, 1000 East Derry Road, Hershey, Pennsylvania, on May 31, 1996, at 10:00 a.m. is set forth on the following pages.

     At this meeting, the four members of the Class of 1999 (as defined herein) of the Board of Directors of Susquehanna Bancshares, Inc. ("Susquehanna") will be elected for the coming three years. Your Board of Directors unanimously recommends that you vote "FOR" the Director nominees presented. You also will be asked to consider and vote upon Susquehanna's Equity Compensation Plan (the "Equity Compensation Plan"). The affirmative vote of the holders of a majority of Susquehanna Common Stock present in person or represented by proxy at the Annual Meeting is required for approval of the Equity Compensation Plan. Your Board of Directors unanimously recommends that you vote "FOR" approval of the Equity Compensation Plan.

     Please sign and date the enclosed proxy and return it in the accompanying envelope as promptly as possible. It is hoped that you will be able to attend the meeting. The giving of a proxy will not affect your right to vote your shares if you attend the meeting and desire to vote in person. A proxy is revocable by the shareholder giving it, provided written notice of the revocation is received by the Secretary of Susquehanna prior to voting the proxy. The proxy may be revoked prior to or during the meeting, but if revoked during the meeting, votes on matters made under the authority of the proxy prior to such revocation will not be affected.



                                    Robert S. Bolinger
                                    President and
                                    Chief Executive Officer

                         Susquehanna Bancshares, Inc.
                     26 North Cedar Street, P.O. Box 1000
                            Lititz, PA  17543-7000



                                April 29, 1996


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on May 31, 1996

     THE ANNUAL MEETING OF SHAREHOLDERS OF SUSQUEHANNA BANCSHARES, INC. ("Susquehanna") will be held on May 31, 1996, at 10:00 a.m. at the Hershey Country Club, 1000 East Derry Road, Hershey, Pennsylvania, for the purposes of:

          1.   Electing four directors to the Class of 1999;

          2. Considering and voting upon Susquehanna's Equity Compensation Plan; and

          3. Transacting such other business as may properly be brought before the Annual Meeting of Shareholders of Susquehanna or any adjournment or adjournments thereof.

     Only those holders of record of Susquehanna Common Stock, par value $2.00 ("Susquehanna Common Stock"), at the close of business on April 23, 1996, are entitled to notice of and to vote at the Annual Meeting of Shareholders (the "Annual Meeting") of Susquehanna and any adjournment or adjournments thereof. The stock transfer books of Susquehanna will not be closed. The affirmative vote of the holders of a majority of Susquehanna Common Stock present in person or represented by proxy at the Annual Meeting will be required to approve the Equity Compensation Plan.

     All shareholders are cordially invited to attend the Annual Meeting, but whether or not you expect to attend the meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed, pre-paid, return addressed envelope. You may revoke the proxy at any time before it is voted, by written notice to, or a subsequently dated proxy received by, the Secretary of Susquehanna.


                              By Order of the Board of Directors



                              Richard M. Cloney
                              Secretary

Lititz, Pennsylvania
April 29, 1996

                               TABLE OF CONTENTS

INTRODUCTION.............................................................. 4
General................................................................... 4
Record Date for, and Voting at, the Annual Meeting........................ 4
Proxies for the Annual Meeting............................................ 5

PRINCIPAL HOLDERS OF VOTING SECURITIES.................................... 5

Compliance with Section 16(a) of the Exchange Act......................... 6

ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS.............................. 7

Board Committees and Meetings............................................. 9

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION.............................. 10

Compensation of Directors and Executive Officers......................... 10
Report of the Compensation Committee..................................... 11
Description of Certain Plans and Employment Contracts.................... 23
Stock Price Performance Graph............................................ 26

APPROVAL OF EQUITY COMPENSATION PLAN..................................... 27
Description of the Equity Compensation Plan.............................. 28
Federal Tax Consequences................................................. 31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................... 34

INDEPENDENT PUBLIC ACCOUNTANTS........................................... 34

SHAREHOLDER PROPOSALS.................................................... 34

OTHER MATTERS............................................................ 34

Exhibit A (Equity Compensation Plan)..................................... 34

                         Susquehanna Bancshares, Inc.
                     26 North Cedar Street, P.O. Box 1000
                            Lititz, PA  17543-7000

                                PROXY STATEMENT

                                April 29, 1996

                                 INTRODUCTION

General


     This Proxy Statement is being furnished on or about April 29, 1996, by Susquehanna Bancshares, Inc. ("Susquehanna") to the holders of Susquehanna Common Stock, par value $2.00 ("Susquehanna Common Stock"), in connection with the solicitation of proxies by the Board of Directors of Susquehanna for use at the Annual Meeting of Shareholders to be held on May 31, 1996, and any adjournment or adjournments thereof, to consider and vote upon: (i) the election of four directors to the Class of 1999; (ii) a proposal to approve Susquehanna's Equity Compensation Plan (the "Equity Compensation Plan"); and (iii) such other business as may come before the Annual Meeting or any adjournment or adjournments thereof.

Record Date for, and Voting at, the Annual Meeting


     This Proxy Statement and the accompanying form of proxy are being sent on or about April 29, 1996, to holders of record of Susquehanna Common Stock on April 23, 1996 (the "Record Date") who are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 13,155,917 shares of Susquehanna Common Stock outstanding and entitled to vote at the Annual Meeting.

     The holders, present in person or represented by proxy, of a majority of the issued and outstanding shares entitled to vote, shall be necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each share of Susquehanna Common Stock is entitled to one vote on each matter to be presented at the Annual Meeting.

     At the Annual Meeting, each share of Susquehanna Common Stock is entitled to vote in the election of four directors to the Class of 1999 of the Board of Directors. Shareholders will be entitled to cast one vote for each share held for each candidate nominated, but will not be entitled to cumulate such votes. The four nominees to the Class of 1999 receiving the highest number of votes shall be elected to the Board of Directors.

     Approval of the Equity Compensation Plan will require the affirmative vote of the holders of a majority of Susquehanna Common Stock present in person or represented by proxy at the Annual Meeting.

     Abstentions may be specified on the proposal to approve the Equity Compensation Plan. Abstentions will be considered present for purposes of determining the presence of a quorum, but as unvoted on the proposal to approve the Equity Compensation Plan. Abstentions will have the same effect as a negative vote because the Equity Compensation Plan requires the affirmative vote of the holders of a majority of Susquehanna Common Stock present in person or represented by proxy at the Annual Meeting.

     Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers will have such discretionary authority with respect to the election of directors and the proposal to approve the Equity Compensation Plan. A failure by brokers to vote shares will have no effect in the outcome of the election of directors or the proposal regarding the Equity Compensation Plan because such shares will not be considered present and entitled to vote with respect to such matters.

     As to all other matters, the vote of the holders of a majority of the Susquehanna Common Stock present in person or represented by proxy, shall decide any question brought before the Annual Meeting, unless the question is one for which, by express provision of statute or of Susquehanna's articles of incorporation or bylaws, a different vote is required. Generally, abstentions on these matters will have the same effect as a negative vote because such matters require the affirmative vote of the holders of a majority of Susquehanna Common Stock present in person or represented by proxy at the Annual Meeting. Broker non-votes will have no effect because such shares will not be considered present and entitled to vote on such matters.

     The Board of Directors of Susquehanna has unanimously approved the Equity Compensation Plan and recommends that Susquehanna shareholders vote "FOR" approval of the Equity Compensation Plan.

Proxies for the Annual Meeting


     The proxy enclosed for purposes of the Annual Meeting may be revoked by the person giving it, at any time after its submission and before it is exercised, by: (i) submitting written notice of revocation of such proxy to the Secretary of Susquehanna prior to vote at the Annual Meeting; (ii) submitting a later dated proxy received by the Secretary of Susquehanna; or (iii) such person appearing at the Annual Meeting and requesting a revocation of the proxy. Appearance alone at the Annual Meeting will not of itself constitute a revocation of the proxy. All shares represented by valid proxies will be voted in the manner specified in the proxies.

     Each proxy, unless the shareholder otherwise specifies therein, will be voted FOR the election of Susquehanna Management's nominees for directors and FOR approval of the Equity Compensation Plan. Each proxy, unless the shareholder otherwise specifies therein, will be voted FOR adjournment in situations in which management moves to adjourn the Annual Meeting, for example, if management determines that it is necessary to solicit additional proxies to approve the Equity Compensation Plan. In each case where the Susquehanna shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such direction. Susquehanna shareholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof.

     The Board of Directors of Susquehanna knows of no business which will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement and those incidental to the conduct of the Annual Meeting. It is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters are duly brought before the Annual Meeting or any adjournments thereof, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

     Directors, officers and employees of Susquehanna may solicit proxies from Susquehanna shareholders, either personally or by telephone, telegraph or other form of communication. Such persons will receive no additional compensation for such services. Susquehanna will request that the Notice of Annual Meeting, this Proxy Statement, the proxy and related materials, if any, be forwarded to beneficial owners and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling such materials. All costs of solicitation will be borne by Susquehanna.


       PRINCIPAL HOLDERS OF VOTING SECURITIES AND HOLDINGS OF MANAGEMENT

     To the knowledge of Susquehanna Management, no person owns beneficially more than 5% of the Susquehanna Common Stock.

     The following table sets forth, as of April 15, 1996, the shares of Susquehanna Common Stock deemed to be owned beneficially by each director and by all directors and executive officers as a group:


                               Nature and Amount of
                                    Beneficial              Percentage of
                            Ownership of Susquehanna        Outstanding
Name of Beneficial Owner       Common Stock /(1)/     Susquehanna Common Stock
- ------------------------    ------------------------  ------------------------
James G. Apple /(5)/                           17,054                    0.130%
Robert S. Bolinger                             11,286                    0.086%
Richard M. Cloney/(2)/                          1,696                    0.013%
John M. Denlinger                              14,400                    0.110%
Richard E. Funke/(2)/(6)/                      39,972                    0.304%
Henry H. Gibbel/(3)/                           68,562                    0.521%
Marley R. Gross                                 1,428                    0.011%
T. Max Hall/(4)/                                4,581                    0.035%
Edward W. Helfrick/(2)/                       116,196                    0.884%
C. William Hetzer, Jr./(2)/                     2,000                    0.015%
George J. Morgan                                4,947                    0.038%
Raymond M. O'Connell                           49,419                    0.376%
Robert C. Reymer, Jr.                           3,687                    0.028%
Roger V. Wiest                                 15,500                    0.118%
All Directors, Nominees
 and Officers as a Group
(26 in number)                                376,914                    2.867%

- ------------------------

/(1)/ Unless otherwise indicated, shares shown as beneficially owned are held individually by the person indicated or jointly with spouse or children living in the same household, individually by the spouse or children living in the same household, or as trustee, custodian or guardian for minor children living in the same household.
/(2)/ Nominee for three year term expiring  in 1999.
/(3)/ Mr. Gibbel has sole beneficial ownership with respect to 53,250 shares and shares beneficial ownership with his wife with respect to 10,812 shares. 4,500 shares are beneficially owned solely by Mr. Gibbel's wife. Mr. Gibbel is also an officer and director of Gibbel Foundation, Inc., Penn Charter Mutual Insurance Co., and Lititz Mutual Insurance Co. These three organizations hold 3,125 shares, 12,500 shares, and 108,750 shares, respectively, to which Mr. Gibbel disclaims beneficial ownership.
/(4)/ Mr. Hall has sole beneficial ownership of 3,937 shares.  In addition, 644 shares are held in a Keogh Plan for the benefit of Mr. Hall.
/(5)/ Mr. Apple has sole beneficial ownership with respect to 5,542 shares. In addition, 11,512 shares are held in trust under the John A. Apple, Deceased, Marital Trust with respect to which Mr. Apple shares beneficial ownership.
/(6)/ Mr. Funke shares beneficial ownership with his wife with respect to 34,931 shares, and with other family members with respect to 3,661 shares. In addition, 1,380 shares are beneficially owned solely by Mr. Funke's children.

- ------------------------

Compliance with Section 16(a) of the Exchange Act


     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires Susquehanna's officers and directors, and persons who own more than ten percent of a registered class of Susquehanna's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Susquehanna with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, Susquehanna believes that, during the period January 1 - December 31, 1995, all filing requirements applicable to its officers, directors and greater than ten-percent owners were satisfied, except that one report, covering one transaction, was inadvertently not timely filed by Mr. Reymer.


                 ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS

     Susquehanna's Board of Directors currently consists of fourteen directors. The Board is classified into three classes, one of which is elected each year to serve a term of three years. Directors of each class hold office until the expiration of the term for which they were elected and their successors have qualified or until the Annual Meeting following their attaining the age of seventy-two years.

     At the Annual Meeting, the shareholders will elect four persons to serve as directors for three year terms expiring in 1999 ("Class of 1999"). The candidates nominated to such class who receive the highest number of votes will be elected. In the election, shareholders will be entitled to cast one vote for each share held for each of the four candidates to the Class of 1999, but will not be entitled to cumulate such votes.

     Nominations for four members of the Class of 1999 have been made by the Board of Directors. Additional nominations for election to the Board of Directors may be made by any holder of Susquehanna Common Stock. Each nomination shall be made in writing and delivered or mailed to the President of Susquehanna not less than fourteen days prior to the Annual Meeting. Such notification shall contain the following information to the extent known by the notifying shareholder without unreasonable effort or expense: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the corporation that will be voted by the notifying shareholder for such proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of Susquehanna owned by the notifying shareholder.

     Management's nominees for the Class of 1999 are Richard M. Cloney, Richard
E. Funke, Edward W. Helfrick and C. William Hetzer, Jr.

     In the absence of instructions to the contrary, proxies will be voted in favor of the election of Management's nominees. In the event any of the nominees should become unavailable, it is intended that the proxies will be voted for such substitute nominee(s) as may be chosen by Management. Management has no present knowledge that any of the nominees will be unavailable to serve.

     The following table sets forth the name and age of each nominee and continuing director, as well as their business experience, including principal occupation and the period during which each has served as a director.

- -------------------------------------------------------------------------------------------------------------------------
                                         Business Experience Including
                                        Principal Occupation for Past Five
                                                      Years

    Name, Address/(1)/       Age                                               Director Since      Present Term Expires
- -------------------------------------------------------------------------------------------------------------------------
Richard M. Cloney/(2)/        54        Vice President and Secretary,                1985                   1996
                                        Susquehanna; Executive Vice
                                        President and Secretary, Farmers
                                        First Bank; President,
                                        Susquehanna Bancshares South, Inc.

Richard E. Funke/(2)/         60        Chairman of the Board, Atlantic              1995                   1996
                                        Federal Savings Bank

Edward W. Helfrick/(2)/       67        State Senator, Commonwealth of               1985                   1996
                                        Pennsylvania since 1980.  Other

                                       7

- -------------------------------------------------------------------------------------------------------------------------
                                         Business Experience Including
                                        Principal Occupation for Past Five
                                                      Years

    Name, Address/(1)/       Age                                               Director Since      Present Term Expires
- -------------------------------------------------------------------------------------------------------------------------
                                        Directorships: Farragut Anthracite
                                        Co.; Bear Gap Stone, Inc.; Helker
                                        Contracting Co.; Rand Realty Corp.

C. William Hetzer, Jr./(2)/   63        President, C. William Hetzer, Inc.           1989                   1996
                                        (General Contractor)

Robert S. Bolinger            59        President & Chief Executive Officer,         1982                   1997
                                        Susquehanna; Chairman & Chief
                                        Executive Officer, Farmers First Bank;
                                        Chairman, Susquehanna Bancshares South,
                                        Inc.

Henry H. Gibbel               60        President, Lititz Mutual Insurance Co.       1982                   1997
                                        & Penn Charter Mutual Insurance Co.;
                                        Partner, Hershey & Gibbel
                                        (Insurance Agency)

George J. Morgan              64        President, Morgan, Hallgren, Crosswell       1982                   1997
                                        & Kane, P.C. (Law Firm)

Robert C. Reymer, Jr.         69        Retired Vice President, McDowell             1985                   1997
                                        Insurance Inc. (Insurance Agency)

Roger V. Wiest                55        Managing and Senior Partner, Wiest,          1992                   1997
                                        Wiest, Saylor & Muolo (Law Firm)

James G. Apple                60        President, Butter Krust Baking Co.,          1992                   1998
                                        Inc.

John M. Denlinger             56        Division Manager, Denlinger, Inc., a         1985                   1998
                                        division of Carolina Holdings, Inc.
                                        (Building Materials)

Marley R. Gross               63        President, Marley R. Gross Ford, Inc.        1995                   1998

T. Max Hall                   61        Attorney/Managing Partner, McNerney,         1986                   1998
                                        Page, Vanderlin and Hall; Chairman of
                                        the Board, Data Papers, Inc.;
                                        Chairman of the Board, Data Papers
                                        of North Carolina, Inc.

Raymond M. O'Connell          69        Chairman of the Board, Williamsport          1986                   1998
                                        National Bank; Director, Phoenix
                                        Data, Inc.

 --------------------------
/(1)/ The business address for all directors of Susquehanna is Susquehanna
      Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543
/(2)/ Management nominees for election at the Annual Meeting for terms expiring
      1999.
- --------------------------

     Messrs. Gibbel, Morgan, Denlinger and Bolinger are directors of Farmers First Bank ("Farmers First"), a Susquehanna subsidiary, and have been directors
of that bank and its predecessor for more than five years.   In addition, Mr.
Bolinger serves as a Director of Atlantic Federal, Fairfax Savings and Reisterstown Federal. Messrs. Apple, Helfrick, and Wiest are directors of First National Trust Bank ("First National"), a Susquehanna subsidiary, and have been directors of that bank for more than five years. Mr. Reymer is a director of Citizens National Bank of Southern Pennsylvania ("Citizens"), a Susquehanna subsidiary, and has been a director of that bank and its predecessors for more than five years. Messrs. Hall, and O'Connell are directors of Williamsport National Bank ("Williamsport National"), a Susquehanna subsidiary, and have been directors of that bank for more than five years. Mr. Gross is a director of Spring Grove National Bank ("Spring Grove"), a Susquehanna subsidiary, and has been a director of that bank for more than five years. Mr. Hetzer is a director of Farmers and Merchants Bank of Hagerstown, Maryland ("F & M"), a Susquehanna subsidiary, and has been a director of that bank for more than five years. Mr. Funke is a director of Atlantic Federal Savings Bank ("Atlantic Federal"), a wholly-owned subsidiary of Susquehanna's wholly-owned subsidiary, Susquehanna Bancshares South, Inc., and has been a director of that thrift for more than five years. Messrs. Bolinger, Cloney, Denlinger, Funke and Morgan also serve as directors of Susquehanna Bancshares South, Inc. In addition, Mr. Cloney is a director of Atlantic Federal, Fairfax Savings and Reisterstown Federal.

     T. Max Hall is a partner in the law firm of McNerney, Page, Vanderlin and Hall located in Williamsport, Pennsylvania. During the last fiscal year, McNerney, Page, Vanderlin and Hall was retained to provide legal services to Williamsport National. Also, Roger V. Wiest is a partner in the law firm of Wiest, Wiest, Saylor & Muolo located in Sunbury, Pennsylvania. During the last five years, Wiest, Wiest, Saylor & Muolo was retained to provide services to First National. George J. Morgan is a shareholder and President in the law firm of Morgan, Hallgren, Crosswell & Kane, P.C. During the last fiscal year, Morgan, Hallgren, Crosswell & Kane, P.C., was retained to provide legal services to Susquebanc Lease Co., a Susquehanna subsidiary. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

Board Committees and Meetings


     The Board of Directors of Susquehanna has two standing committees, an Audit Committee and a Compensation Committee, both of which were established in 1987. The members of both committees are all outside directors.

     The principal purpose of the Audit Committee is to meet with Susquehanna's independent public accountants and review the scope and results of Susquehanna's annual audit, to review the reports of examination of regulatory agencies and the replies to the reports, and to review information pertaining to internal auditing and Susquehanna's systems of internal controls. The directors serving on the Audit Committee in 1995 were James G. Apple, T. Max Hall, Robert C. Reymer, Jr., and Roger V. Wiest. The Audit Committee met four times during 1995. The Audit Committee currently consists of the same directors who served in 1995.

     The principal purposes of the Compensation Committee are to review and approve key executive salary policy, systems for distribution of incentive compensation or bonuses, and the design of any new supplemental compensation programs applicable to executive compensation. The directors serving on the Compensation Committee in 1995 were John M. Denlinger, Henry H. Gibbel, Edward
W. Helfrick, George J. Morgan, and C. William Hetzer, Jr. The Compensation Committee met six times during 1995. The current Compensation Committee includes the directors who served in 1995.

     The Board of Directors has no other standing committees. It operates as a committee of the whole for all other matters including nominations.

     During the last fiscal year the Susquehanna Board of Directors met six times. Each of the directors attended at least 75% of the meetings of the Board of Directors that were held in the fiscal year in the period during which he served as a director, except that two incumbent directors, Mr. Helfrick and Mr. Apple, attended fewer than 75% of the total meetings of the Board of Directors and committees of the Board on which they served.


                  DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation of Directors and Executive Officers


     Directors currently receive an annual fee of $5,000 and a payment of $800 for attendance at each Board of Directors' meeting except telephonic meetings, where the compensation is $250. Directors are paid $800 for each committee meeting which they attend, unless the committee meets on the day of a meeting of the entire Board, in which case the fee is $250.

     The following table sets forth the executive officers of Susquehanna, their ages, and their positions with Susquehanna:

     --------------------------------------------------------------------------
         Name                   Age      Title
         ----                   ---      -----
     --------------------------------------------------------------------------
       Robert S. Bolinger        59      President & Chief Executive Officer
       William T. Belden         46      Vice President
       Frederick W. Bisbee       57      Vice President
       Richard M. Cloney         54      Vice President and Secretary
       Gregory A. Duncan         40      Vice President
       Charles W. Luppert        54      Vice President
       J. Stanley Mull, Jr.      62      Vice President and Treasurer
       William J. Reuter         46      Vice President
       Robert L. Strausbaugh     64      Vice President
     --------------------------------------------------------------------------

     Robert S. Bolinger, Richard M. Cloney and J. Stanley Mull, Jr., are also principal executive officers of Farmers First and have been employed by Farmers First in substantially equivalent positions for more than the past five years. Messrs. Bolinger and Cloney also serve as principal executive officers of Susquehanna Bancshares South, Inc. William T. Belden is a principal executive officer of Farmers First, having been appointed as President and Chief Operating Officer, effective January 17, 1995. Prior to assuming his present position, Belden served as a Vice President with PNC Bank for more than the past five years. Frederick W. Bisbee is also the principal executive officer of First National and has been employed by First National in a substantially equivalent position for more than the past five years. Gregory A. Duncan is also the principal executive officer of Citizens. Prior to his present position, Mr. Duncan served as an executive officer of Citizens for more than the past five years, including as Executive Vice President from May 1990 until July 1992 when he assumed his present position as President and Chief Executive Officer of Citizens. Charles W. Luppert is also a principal executive officer of Williamsport and has been employed by that bank in a substantially equivalent position for more than the past five years. William J. Reuter is also the principal executive officer of Farmers & Merchants Bank and Trust and has been employed by F & M Bank in a substantially equivalent position for more than the past five years. Robert L. Strausbaugh is the principal executive officer of Spring Grove and has been employed by Spring Grove in a substantially equivalent position for more than the past five years. Richard E. Funke is a director of Susquehanna and is also Chairman and Chief Executive Officer of Atlantic Federal. Mr. Funke is not, however, an executive officer of Susquehanna.

     There are no family relationships among the executive officers of Susquehanna nor are there arrangements or understandings between any of them and any other person pursuant to which any of them was selected as an Officer of Susquehanna.

Report of the Compensation Committee


     The Compensation Committee of the Board of Directors of Susquehanna is composed entirely of independent outside directors. The Committee is charged with responsibility for (i) assuring that key management personnel of Susquehanna and its affiliates are effectively compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive in order to allow Susquehanna to attract and retain qualified personnel; and (ii) developing and initiating incentive programs and plans that will serve to attract and retain qualified personnel in key management positions of Susquehanna and its affiliates.


     Overall Policy

     Susquehanna's executive compensation program is designed to be closely linked to corporate performance and returns to shareholders. To this end, Susquehanna has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to Susquehanna's success in meeting specified performance goals and to appreciation in Susquehanna's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in Susquehanna's business strategy, to link executive and shareholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

     Each year the Compensation Committee conducts a review of Susquehanna's executive compensation program. The Compensation Committee reviews the selection of peer companies used for compensation analysis. The Compensation Committee believes that Susquehanna's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established for comparing shareholder returns. Successful executives in the banking industry have a broad range of opportunities in the financial industry generally, either with larger or smaller institutions, or with related industry groups or unrelated industry groups in some instances (a chief financial officer, for example). Many of these companies are not publicly traded. The annual compensation reviews permit an ongoing evaluation of the link between Susquehanna's performance and its executive compensation in the context of the compensation programs of other companies.

     The Compensation Committee determines the compensation for the Susquehanna officers designated as participants in the Susquehanna Long Term Incentive Plans, set forth in more detail below. This includes all individuals whose compensation is set forth in the "Summary Compensation Table" which follows.
The Committee believes that utilization of this approach ensures consistency throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement (other than that of the President and Chief Executive Officer of Susquehanna), the Compensation Committee solicits and considers the views of Mr. Bolinger.

     The key elements of executive compensation consist of base salary, annual short term and long term incentive bonus, and a Phantom stock appreciation plan. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Bolinger, Susquehanna's President and Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by Susquehanna to the individual, including pension benefits, severance plans, insurance and other benefits, as well as the programs described below.

     Base Salaries

     Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

     Annual salary adjustments are determined by evaluating the performance of Susquehanna and of each executive officer, and also take into account new responsibilities. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered. Business units include each of Susquehanna's subsidiary banks, and its leasing company, as well as discrete and identifiable operating areas, including commercial lending, retail lending and operations and finance, among others.

     In conducting its deliberations, the Compensation Committee makes use of an executive compensation survey prepared by nationally recognized consultants on executive compensation matters. The survey for 1995 analyzed compensation paid to executives at thirteen (13) participating financial institutions with assets between $500 million and $5 billion.

     The survey describes the compensation ranges paid to executives at various management levels. The base salary of all similar positions within the survey group was used as the basis for calculating a midpoint for each job description within Susquehanna's management program. The Compensation Committee then established a range around the midpoint, with 80% of the midpoint as the minimum and 120% of the midpoint as the maximum.

     The salaries of Susquehanna's principal officers were compared to the midpoint, and increases were awarded in the context of individual performance and contribution, as explained below, with each salary targeted to fall within the midpoint range. Accordingly, salaries which are established by the Compensation Committee may slightly exceed or fall below the median range. Mr. Bolinger's salary falls within the range established for the position he occupies.

     In evaluating an executive officer's performance, the Compensation Committee looks to his/her accomplishments, which are based on qualitative and quantitative measures, and the results produced by the executive officer, which are based on quantitative measures. In determining accomplishments and results, the Compensation Committee considers corporate and business unit performance factors. Business unit factors include revenues of the business unit for which the executive officer has responsibility, the business unit's growth in earnings, the business unit's results expressed in terms of savings realized or efficiencies achieved, the effective use of the executive officer's time within his/her business unit, the executive officer's management skills and, finally, the business unit and/or executive officer's development of new products or lines of business. Management skills include improving operations, planning and organizing, responding to change, communication skills and working with others. The corporate factors which are considered include earnings growth of Susquehanna and the subsidiary bank with which the executive officer serves, asset growth of Susquehanna and the subsidiary bank with which the executive officer serves, and the ability of the executive officer to demonstrate management skills.

     In determining the quantitative measures, the Compensation Committee looks, in part, to the Uniform Bank Performance Results which is published quarterly by the Federal Financial Institution Examination Council. This material measures and compares each Susquehanna bank subsidiary against other banks in its peer group in over 40 different financial areas. The peer groups used includes banks between $50 million and $100 million in size; between $100 million and $300 million in size; and between $500 million and $1 billion in size. The basis for the bank's performance in these areas in relation to the business unit and the bank in which the executive serves allows the committee to assess such individual's and his/her business unit's quantitative success.

     A majority of the financial institutions participating in the salary survey are included in the line of business group which is indexed in Susquehanna's Stock Price Performance Graph. All of the financial institutions which are indexed in the Stock Price Performance Group are reported in the Uniform Bank Performance Results.

     In considering the various factors that are weighed in this process, no differentiation as to weighting or relative importance has been established; rather the members of the Compensation Committee are permitted to assign such weight and importance to each factor as they, in their discretion, deem appropriate.

     In determining the compensation package to be awarded to Messrs. Bolinger, Cloney, Mull, Bisbee and Reuter, the Compensation Committee did not attach particular weight to the employment agreements between these individuals and Susquehanna other than to recognize that the employment agreements provide that base salary will be set at a rate agreed between the parties, or in the absence of agreement, increased on the basis of the Consumer Price Index. These executive officers have agreed to the base salary increases made by the Compensation Committee.

     With respect to the base salary granted to Mr. Bolinger in 1995, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer companies based on the salary survey, Susquehanna's success in meeting its return on equity goals in 1994, the performance of Susquehanna's common stock and the assessment by the Compensation Committee of Mr. Bolinger's individual performance. The Compensation Committee also took into account the fact that Mr. Bolinger served in a dual capacity as Chief Executive Officer of both Susquehanna and Farmers First, the longevity of Mr. Bolinger's service to Susquehanna and Farmers First, and its belief that Mr. Bolinger is a representative of Susquehanna and Farmers First to the public by virtue of his stature in the community and the industry. Mr. Bolinger was granted a base salary of $337,881 for 1995, an increase of 9.1% over his $309,804 base salary for 1994.


     Annual Bonus

     Each subsidiary of Susquehanna ("Subsidiary," collectively, the "Subsidiaries") maintains an annual cash bonus program in which all persons employed by that subsidiary on a certain date are eligible to participate. The amount of the bonus is determined based upon utilization of a "performance bonus calculation" which is a formula relationship based on return on average assets and assets per employee that produces a "performance bonus percentage." In general, as return on assets increase over 1% and as assets per employee increase over $1 million, the performance bonus percentage is increased. A "performance bonus percentage" is adopted by the Board of Directors of each Subsidiary (excluding the thrifts) and uniformly applied to the salaries of each eligible employee. Performance bonus percentages differed at each bank Subsidiary (excluding the thrifts) and ranged between 5.75% at F&M to 11% at Farmers First. The annual cash bonus percentage for 1995 was changed to incorporate Susquehanna's performance with that of Farmers First for selected Susquehanna executive officers. For 1995, the applicable ratio for Mr. Bolinger was 60% Susquehanna and 40% Farmers First. Mr. Bolinger participated in the Farmers First performance bonus program in 1995 and thus earned a bonus of 9.8% of his base salary under this plan which represented $33,112. The applicable ratio for 1996 for Mr. Bolinger is expected to be 75% Susquehanna and 25% Farmers First, and 100% Susquehanna thereafter. The total of annual bonuses awarded to all executive officers of Susquehanna in 1995 was $252,665. In addition, the Compensation Committee awarded a discretionary merit cash bonus to Mr. Bolinger of $25,000, representing outstanding individual financial and non-financial contributions to Susquehanna.


     Susquehanna's Performance Award Plan

     Susquehannana's Performance Award Plan ("Performance Award Plan") is a long-term incentive program administered by the Compensation Committee, designed to provide incentives to key executive officers based upon the financial performance of Susquehanna and its Subsidiaries.

     The Performance Award Plan was adopted by the Board of Directors of Susquehanna on October 14, 1986. The Performance Award Plan was approved for an initial three-year period, referred to as an Earnout Period, which began on January 1, 1986, and ended December 31, 1988. Two subsequent Earnout Periods were approved running from January 1, 1989, through December 31, 1991, and from January 1, 1992, through

December 31, 1994. The third Earnout Period was approved, running from January 1, 1992, through December 31, 1994. A fourth Earnout Period has also been approved, which will run from January 1, 1995, through December 31, 1997.

     The express purpose of the Performance Award Plan is to provide key executives with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of Susquehanna and its Subsidiaries; to join the common interests of Susquehanna and key executives; and to attract and retain executives of exceptional ability.

     The Performance Award Plan is administered by the Compensation Committee which has full and complete authority in its discretion, but subject to the express provisions of the Performance Award Plan, to select the executives entitled to participate in the Performance Award Plan; to determine the amount of such performance awards to be granted; to determine the time or times at which such awards shall be granted; to establish the terms and conditions upon which such awards shall become payable under the Performance Award Plan; to remove any restrictions and conditions upon such awards; and to make all of the determinations deemed necessary or desirable for the administration of the Performance Award Plan. As indicated, however, the Board reserves the right to determine whether the Performance Award Plan will be continued for successive Earnout Periods.

     Pursuant to the Performance Award Plan, a Target Award is established for each executive officer selected by the Compensation Committee to participate in the Performance Award Plan ("Participant") for the applicable Earnout Period. The Earnout Periods are three-year periods coterminous with the corresponding fiscal years of Susquehanna. As indicated, Earnout Periods ended on December 31, 1988, December 31, 1991; and December 31, 1994; a fourth and the current Earnout Period has begun for the period January 1, 1995, through December 31, 1997.

     At the end of each Earnout Period, the percentage of the Target Award that was achieved by each Participant with respect to such period is calculated from Incentive Award Tables which are based on a comparison of the performance of both Susquehanna and its Subsidiaries for the Earnout Period in relation to certain Internal and External Criteria designated in advance by the Compensation Committee. The award actually received by the Participant represents a percentage of the Target Award and is based on the performance of Susquehanna and the Subsidiary with which the Participant serves.

     During the current Earnout Period, sixty percent of the actual award is based on the Subsidiary's performance and 40% is based on Susquehanna's performance. The performance of the Subsidiary and of Susquehanna is measured against "Internal Criteria" and "External Criteria." In each case the Criteria consists of return on average assets, return on average equity, equity/asset ratio and asset/employee ratio. The Internal Criteria assesses Susquehanna and the Subsidiary's success during the earnout period in achieving certain goals (i.e., benchmarks) which are established by the Compensation Committee in consultation with independent consultants, and which constitute returns and ratios designed to put Susquehanna's consolidated operations at a high level of profitability and performance if achieved. The External Criteria compare Susquehanna and the Subsidiary's actual performance in each area of the Criteria against the performance of their respective peers, on a national, regional and local level. The peers against which Susquehanna's performance is measured are generally included within the line of business group indexed in Susquehanna's Stock Performance Graph, although the national peer group is larger than the line of business group.

     As noted, the award earned by each executive officer is based principally on the success of the Subsidiary (60%) and the balance (40%) on the success of Susquehanna. The specific Criteria carry the following aggregated weights: return on average assets, 42.5%; return on average equity, 20.0%; equity/asset ratio, 20.0%; asset/employee ratio, 17.5%. Effective with the Fourth Earnout Period, which began on January 1, 1995, the awards for Messrs. Bolinger, Cloney and Mull will be computed based principally upon the success of Susquehanna (60%) and the balance (40%) on the success of the Subsidiaries for 1995; Susquehanna (75%) and Subsidiaries (25%) for 1996; and Susquehanna (100%) for 1997.

     Prior to the commencement of any Earnout Period, the Compensation Committee designates the Participants in the Performance Award Plan, the Target Award for each Participant with respect to that Earnout Period, the relevant Internal and External criteria, the Peer Groups for external comparison with respect to that Earnout Period, and establishes the Incentive Award Table with respect to such period.

     The percentage of the Target Award achieved by each Performance Award Plan Participant is payable in three installments with one-half of the amount earned payable on or before June 1 of the calendar year commencing immediately following the conclusion of such Earnout Period and the remaining one-half paid in two equal installments over the next two years with each such subsequent installment payable on January 1 of each of the two such following years.

     From the inception of the Performance Award Plan through December 31, 1991, each Performance Award Plan Participant had the right to elect to receive the amount earned in either cash or Susquehanna Common Stock or to defer payments under the Performance Award Plan for up to ten years (by deferral election prior to commencement of the Earnout Period). In the event a Participant elected to receive Susquehanna Common Stock in lieu of cash for any designated performance award installment, the amount of Susquehanna Common Stock transferred to the Participant was determined by dividing the earned performance award installment by the market value of Susquehanna Common Stock: (i) in the case of the first installment, on the business day immediately preceding the first day of the first year of the three-year Earnout Period; (ii) in the case of the second installment, on the business day immediately preceding the first day of the second year of the three-year Earnout Period; and (iii) in the case of the third installment, on the business day immediately preceding the first day of the third year of the three-year Earnout Period. Effective January 1, 1992, amounts received under the Performance Award Plan are paid only in cash.

     No amounts shall be paid to any Participant under the Performance Award Plan with respect to the Earnout Period if: (i) Susquehanna has experienced a net loss during the Earnout Period, taken as a whole, but only if the Board is comprised of a majority of "continuing directors" as defined in Susquehanna's Articles of Incorporation in effect on January 1, 1987; or (ii) to particular Participants if the Subsidiary whose performance provides the Subsidiary measure of the Participant's benefit under the Performance Award Plan has experienced a net loss over the Earnout Period, taken as a whole (either of which events hereinafter referred to as an "Event of Nullification").

     Under the Performance Award Plan, 100% of the Target Award applicable to a then-current Earnout Period becomes due and payable to each Participant if (1) any entity or person becomes the beneficial owner of, or shall obtain voting control, over 25% or more of the outstanding shares of the Company's Common Stock; (2) the shareholders of the Company and the shareholders of any other constituent corporation approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation have at least 60% of the ownership of common stock of the surviving corporation immediately after the merger or consolidation, which common stock is then held substantially in the same proportion as such holders' ownership of Common Stock of the Company immediately prior to the merger or consolidation; or (3) the shareholders of the Company approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company. Upon the occurrence of any such event, the Target Award is deemed earned and immediately payable in full with the same force and effect as if all performance criteria had been achieved for the entire Earnout Period, whether or not such is the case.

     Earned performance awards may also be forfeited by a Participant if the Participant's employment with Susquehanna or its Subsidiaries is terminated pursuant to certain circumstances described in the Performance Award Plan (any such termination hereinafter referred to as an "Event of Forfeiture").

     During the Initial Earnout Period an Event of Nullification occurred with respect to one subsidiary; no Event of Forfeiture occurred. Accordingly, most of the Participants during the Initial Earnout Period received performance awards. Based on the performance of Susquehanna and its Subsidiaries for the Third Earnout Period which ended December 31, 1994, the performance award applicable to each qualifying Participant for the first installment, representing 50% of the total award, under the Third Earnout Period was as follows: Mr. Bolinger, $64,576; Mr. Cloney, $26,778; Mr. Mull, $14,716; Mr. Bisbee, $9,157; Mr. Luppert, $14,352; Mr. Strausbaugh, $5,574; Mr. Reuter, $7,079; Mr. Duncan, $7,299; Mr. Krantz, $5,469; Mr. Walsh, $4,151; and Mr. Keim,
$3,339.

     For the current Earnout Period of the Performance Award Plan which began on January 1, 1995, the Compensation Committee designated the following Performance Award Plan Participants: Robert S. Bolinger, Richard M. Cloney, J. Stanley Mull, Jr., Frederick W. Bisbee, Charles W. Luppert, William J. Reuter, Robert L. Strausbaugh, William T. Belden, Donald J. Showers, Robert E. Krantz, Thomas C. Walsh, David D. Keim, and Gregory A. Duncan. This Earnout Period will end December 31, 1997.

     Compared to its peers under the External Criteria in 1994, the last year for which data is available, Susquehanna's performance ranged between the 25th and 87th percentile brackets. The only measure below the 50th percentile bracket was return on equity where Susquehanna's strong capital position impacted its performance. The performance of Farmers First, which represented the Subsidiary component of Mr. Bolinger's compensation, placed it between the 28th percentile and the 99th percentile brackets measured against the External Criteria, with the lowest performance in the area of return on average equity and the highest in return on average assets.

     In 1995, Mr. Bolinger received a payment of $64,576, which represented 50% of the award he earned during the Third Earnout Period, which ended December 31,
1994, representing his attaining 48.8% of the Target Amount.   Susquehanna's
executive officers earned $162,490 for the same period. The second installment under the Third Earnout Period, representing 25% of the awards earned, was paid on January 2, 1996.

     Susquehanna Phantom Stock Appreciation Plan

     In recognition of the contributions made by members of management in improving Susquehanna's performance and the resultant increase in the market value of its securities, Susquehanna adopted the Susquehanna Phantom Stock Appreciation Plan ("Phantom Stock Plan") which is designed to provide specific individuals an award based upon Susquehanna's Common Stock price over a defined period.

     On October 18, 1989, the Susquehanna Board adopted the Phantom Stock Plan for the purpose of: (i) recognizing key executives who contribute to the success of Susquehanna; (ii) allowing Susquehanna to keep and attract talented and qualified executives; and (iii) providing a means of incentive compensation based on the value of contributions to shareholders as measured by the increase in value of Susquehanna stock. Under the Phantom Stock Plan, which is also administered by the Compensation Committee, key executives who have been selected to participate ("PSP Participants") are awarded Phantom Stock Appreciation Units ("Units"). On the date Units are "awarded" to a PSP Participant (the "Award"), the Compensation Committee ascribes a value to each Unit which is based on the value of Susquehanna Common Stock on such date, determined in conformity with the formula provided in the Phantom Stock Plan. The valuation formula looks to the closing price of Susquehanna Common Stock based on transactions for Nasdaq listed issues or, alternately, on any exchanges where Susquehanna Common Stock is traded. If Susquehanna Common Stock is not listed on a national exchange, valuation is based on book value. Currently Susquehanna Common Stock is listed on the Nasdaq National Market System.

     The Phantom Stock Plan allows PSP Participants to enjoy the increase in the market value of Susquehanna Common Stock from the date they are first awarded Units to the date their rights under the plan vest. This increase (the "Appreciation") is the measure of the award. The Appreciation, once vested, is paid to the PSP Participant in the form of shares of Susquehanna Common Stock, by dividing the value of a share of Susquehanna Common Stock on the date of vesting into the dollar value of the Appreciation; the PSP Participant receives the number of shares of Susquehanna Common Stock resulting from the division.
An Award does not confer upon a PSP Participant any rights as a shareholder including the right to dividends or to vote, until Units are vested, and the Appreciation in the form of Susquehanna Common Stock is paid.

     The Phantom Stock Plan is designed so that a PSP Participant's entitlement to Appreciation in Units vest in three equal parts, with the first portion vesting on the third anniversary of the Award, the second portion vesting on the fourth anniversary of the Award, and the final portion vesting on the fifth anniversary of the Award. Thus, if a PSP Participant is awarded thirty Units on January 1, 1991, he is entitled to Appreciation as to ten of those Units on January 1, 1994; the second ten on January 1, 1995; and the final ten on January 1, 1996.

     The PSP Participant may lose his rights under the Phantom Stock Plan and will not vest if the PSP Participant voluntarily terminates his employment with Susquehanna (other than termination by reason of death or disability or, under certain circumstances, retirement) or if Susquehanna has terminated his employment subsequent to a determination by two-thirds of the Board of Directors acting in good faith and reasonably, that the PSP Participant has either committed an act which adversely affects the interests of Susquehanna or that the PSP Participant has been willfully or grossly negligent, or has committed willful or gross misconduct, in discharging his duties as an employee.

     A PSP Participant's right to vest will not be affected by his death, disability, or retirement after attaining the age of 65; earlier retirement is permitted with the written consent of Susquehanna.

     The Phantom Stock Plan also provides that a PSP Participant's rights to an award vest immediately on the date of a "Change-of-Control," defined under the Phantom Stock Plan to include: (i) situations in which any entity or person becomes a beneficial owner of more than 25% of the outstanding voting stock in Susquehanna; or (ii) execution of a definitive agreement to merge or consolidate between Susquehanna and another, unaffiliated corporation, if, immediately subsequent to the merger, less than 60% of the surviving corporation's common stock is owned by the persons who owned all of the outstanding Susquehanna Common Stock immediately prior to the merger, and in the same relative proportion of ownership; or (iii) shareholder approval of a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of Susquehanna. Accordingly, if a Change-of-Control occurs, the PSP Participant's right to Appreciation vests upon the occurrence of the event giving rise to the Change-of-Control.

     The Compensation Committee may also accelerate vesting of a PSP Participant in his Award in the event of merger in which the corporation is not the surviving entity, or an acquisition, divestiture or liquidation or other significant recapitalization of Susquehanna which would not otherwise constitute a "Change-of-Control."

     In administering the Phantom Stock Plan, the Compensation Committee has complete authority to interpret its provisions; to prescribe, amend and rescind rules and regulations relating to it; and to make all other determinations necessary for its proper implementation. Material changes or modifications to the Phantom Stock Plan require Board approval. Because the Phantom Stock Plan is unfunded, benefits are paid from general assets. In making a payment of a vested Award under the Phantom Stock Plan, Susquehanna may use Treasury shares, or Common Stock purchased on the market.

     If the Equity Compensation Plan, which will be presented for consideration by shareholders at the Annual Meeting, is approved, the Phantom Stock Plan will be terminated. All previously awarded interests outstanding under the Phantom Stock Plan at the time of its termination will be converted into cash and Susquehanna stock based upon the amount earned by each participant determined in accordance with generally accepted accounting principles and subject to the PSP Participant's acceptance.

     The Compensation Committee has designated Phantom Stock Participants and awarded Units as set forth on the following table:

- --------------------------------------------------------------------------------
                                                   Year 1   Year 2   Year 3
                                                   ------   ------   ------
  Participant    Base Price*  Total Units 4/15/92  4/15/95  4/15/96  4/15/97
  -----------    -----------  -------------------  -------  -------  -------

- --------------------------------------------------------------------------------
 Bolinger            $18.60                 24,658    8,220    8,219    8,219
 Cloney               18.60                 12,270    4,090    4,090    4,090
 Mull                 18.60                  8,429    2,810    2,810    2,809
 Duncan               18.60                  8,270    2,757    2,757    2,756
 Luppert              18.60                  8,270    2,757    2,757    2,756
 Reuter               18.60                  8,270    2,757    2,757    2,756
 Bisbee               18.60                  8,270    2,757    2,757    2,756
 Strausbaugh          18.60                  6,315    2,105    2,105    2,105
 Krantz               18.60                  7,171    2,391    2,390    2,390
 Walsh                18.60                  5,443    1,815    1,814    1,814
 Keim                 18.60                  4,378    1,460    1,459    1,459
                                            ------    -----    -----    -----

       Total                               101,744   33,919   33,915   33,910
- --------------------------------------------------------------------------------

* Adjusted to reflect 5-for-4 Stock Split during 1993.

     Payments during 1995 to Participants in shares of Susquehanna Common Stock, accompanied by the market value, were as follows: Mr. Bolinger, 1,608 ($37,195); Mr. Cloney, 800 ($18,507); Mr. Mull, 549 ($12,715); Mr. Reuter, 539 ($12,475);
Mr. Luppert, 539 ($12,475); Mr. Bisbee, 539 ($12,475); Mr. Duncan, 539
($12,475);  Mr. Strausbaugh, 411 ($9,506); Mr. Krantz, 467 ($10,819); Mr. Walsh,
355 ($8,213); and Mr. Keim, 285 ($6,606).

     During 1995, the Compensation Committee designated PSP Participants and awarded Units as set forth on the following chart:


- --------------------------------------------------------------------------------
                                                   Year 1   Year 2    Year 3
                                                   ------   ------    ------
  Participant    Base Price   Total Units          4/19/98  4/19/99  4/19/2000
  -----------    -----------  -----------          -------  -------  ---------

- --------------------------------------------------------------------------------

 Bolinger           $22.75             29,142         9,714     9,714     9,714
 Cloney              22.75             20,828         6,943     6,943     6,942
 Mull                22.75             15,000         5,000     5,000     5,000
 Reuter              22.75             13,200         4,400     4,400     4,400
 Bisbee              22.75             12,428         4,143     4,143     4,142
 Belden              22.75             11,142         3,714     3,714     3,714
 Luppert             22.75             10,628         3,543     3,543     3,542
 Duncan              22.75             10,628         3,543     3,543     3,542
 Krantz              22.75              9,942         3,314     3,314     3,314
 Showers             22.75              9,171         3,057     3,057     3,057
 Strausbaugh         22.75              7,714         2,572     2,571     2,571
 Walsh               22.75              6,857         2,286     2,286     2,285
 Keim                22.75              5,828         1,943     1,943     1,942
                                        -----         -----     -----     -----

       Total                          162,508        54,172    54,171    54,165
- --------------------------------------------------------------------------------

     General

     Section 162(n) of the Internal Revenue Code of 1986, as amended, generally provides that a publicly held reporting company such as Susquehanna may not deduct, as an expense, amounts paid to any executive officer in excess of $1 million per year. Because the compensation paid Susquehanna's most highly compensated officer amounted to $512,014, which is substantially below the $1 million threshold called for in Section 162, the Compensation Committee has not adopted a formal policy on awarding compensation in excess of such threshold.


     Conclusion

     Through the programs described above, a significant portion of Susquehanna's executive compensation is linked directly to individual and corporate performance and stock price appreciation. In 1995, as in previous years, performance-based variable elements played a major role in the Compensation Committee's executive compensation determinations, including those relating to Mr. Bolinger. The Compensation Committee intends to continue the policy of linking executive compensation to Susquehanna's performance and return to shareholders, recognizing that rises and falls in the business cycle from time to time must be recognized, and may result in an apparent imbalance for a particular period.

     The Susquehanna Bancshares, Inc., Compensation Committee:

                  John M. Denlinger       C. William Hetzer, Jr.
                  Henry H. Gibbel         George J. Morgan
                  Edward W. Helfrick

     Summary Compensation Table

     The following table sets forth the cash compensation paid to, as well as the value of stock awards and other payments earned by, Susquehanna's five most highly compensated executive officers during 1995 and the prior two years. Except for director fees paid by Susquehanna, all "annual compensation" was received from Farmers First, F & M or Williamsport National.

                           SUMMARY COMPENSATION TABLE

                                                         Annual Compensation
                                                         -------------------
- ---------------------------------------------------------------------------------
                                                                        Other
                                                                       Annual
                                                                       Compen-
  Name           Principal Position  Year  Salary/(4)/  Bonus/(5)/   sation/(6)/
- --------------------------------------------------------------------------------
Robert S.        President and       1995  $347,631      $58,112            -
Bolinger/(1)/... Chief Executive     1994   321,925       59,078            -
                 Officer of          1993   294,523       44,224            -
                 Susquehanna;
                 Chairman and
                 Chief Executive
                 Officer of
                 Farmers First



Richard M.       Vice President      1995  $252,930      $43,832            -
Cloney/(1)/..... and Secretary of    1994   233,565       44,730            -
                 Susquehanna;        1993   214,507       31,329            -
                 Executive Vice
                 President and
                 Secretary of
                 Farmers First;
                 President of
                 Susquehanna
                 Bancshares South,
                 Inc.


J. Stanley       Vice President      1995   $185,090     $23,139            -
Mull, Jr./(1)/.. and Treasurer of    1994    166,343      38,298            -
                 Susquehanna;        1993    143,795      19,755            -
                 Senior Vice
                 President and
                 Treasurer of
                 Farmers First


William J.       Vice President of   1995   $156,542     $15,095            -
Reuter/(2)/..... Susquehanna;        1994    143,083      12,154            -
                 President of        1993    125,831       8,576            -
                 F&M

Charles W.       Vice President of   1995   $144,324     $20,740            -
Luppert/(3)/.... Susquehanna;        1994    133,264      18,885            -
                 President of        1993    124,981      13,973            -
                 Williamsport
                 National


- --------------------------------------------------------------------------------

                               Long Term Compensation
                               ----------------------
- -------------------------------------------------------------------------------
                      Stock
                  Appreciation                                     All Other
                    Rights              LTIP           SAR           Compen-
  Name           (# of Units)/(7)/   Payouts/(8)/   Payouts/(9)/   sation/(10)/
- --------------------------------------------------------------------------------
Robert S.                 29,142           $64,576       $37,195        $4,500
Bolinger/(1)/...              -               None          None         4,500
                              -            $70,500          None         8,553



Richard M.               20,828           $26,778       $18,507         $4,500
Cloney/(1)/.....              -              None          None          4,500
                              -            34,645          None          6,243

J. Stanley               15,000           $14,716       $12,715         $4,500
Mull, Jr./(1)/..              -              None          None          4,500
                              -            16,740          None          4,318

William J.               13,200            $7,079       $12,475         $4,500
Reuter/(2)/.....              -              None          None          4,119
                              -             7,284          None          3,812

Charles W.               10,628           $14,352       $12,475         $4,330
Luppert/(3)/....              -              None          None          4,330
                              -            14,517          None          3,749
- --------------------------------------------------------------------------------

- -------------------------
/(1)/ Messrs. Bolinger, Cloney and Mull have employment contracts with Susquehanna and receive their annual compensation other than director's fees (where applicable), from Farmers First.
/(2)/ Mr. Reuter has an employment contract with Susquehanna, and receive his annual compensation from F&M.
/(3)/ Mr. Luppert has an employment contract with Susquehanna and receives his annual compensation from Williamsport National.
/(4)/ Includes all fees payable to directors of Susquehanna or its subsidiaries including fees payable to directors who have elected to defer receipt under the Directors' Deferred Compensation Plan. Payment of such fees is deferred until retirement. The sums in participants' accounts are fully vested and may be withdrawn in accordance with such plan.
/(5)/ Includes any general or performance based bonuses paid by Farmers & Merchants Bank, Farmers First, or Williamsport.
/(6)/ The aggregate value of perquisites received did not exceed the lesser of $50,000 or 10% of total salary and bonuses set forth in this table. No other applicable compensation was received.
/(7)/ Represents number of units awarded under Susquehanna's "Phantom Stock Appreciation Plan" discussed above.
/(8)/ Represents payments under Susquehanna's "Performance Award Plan" discussed above.
/(9)/ Represents payments under Susquehanna's "Phantom Stock Appreciation Plan" discussed above.
/(10)/ Represents payments made by Susquehanna into the "Susquehanna 401(k)
       Plan" on behalf of each participant, as more fully discussed below.
- ------------------------------------

     The charts below summarize possible payments to the five most highly compensated executives under the Performance Award Plan, a long term incentive plan, as determined by the Compensation Committee in 1992, and additional Performance Award Plan Awards provided by the Compensation Committee on April 19, 1995. A more extensive description of this plan and its participants is contained in the report from the Compensation Committee.

                            PERFORMANCE AWARD PLAN
                            AWARDS GRANTED IN 1992

- ----------------------------------------------------------------------
                                     Estimated Future Payouts
                                 Under Non-Stock Price-Based Plan
- ----------------------------------------------------------------------
            Performance
            -----------
   Name     Period/(1)/      Threshold/(2)/  Target/(3)/  Maximum/(4)/
   ----     ----------       --------------  -----------  ------------
Bolinger    1/1/92-12/31/94            $397     $182,045      $264,600
Cloney         "   "                    165       75,491       109,725
Mull           "   "                     90       41,486        60,300
Reuter         "   "                     67          n/a        44,370
Luppert        "   "                     67       29,730        44,370
- ----------------------------------------------------------------------

- --------------------------------
/(1)/ Three year measurement period (See Performance Award Plan described on
      Page 13).
/(2)/ Award possible meeting minimum required performance objective from only 1 of 18 peer or internal measurements.
/(3)/ Amount calculated using percentage attained in participation in past award periods.
/(4)/ Maximum possible award assuming all 18 measurements for each of the three years included in the plan were met at the highest level.
- -----------------------------------

                             PERFORMANCE AWARD PLAN
                             AWARDS GRANTED IN 1995

- ----------------------------------------------------------------------
                                     Estimated Future Payouts
                                 Under Non-Stock Price-Based Plan
- ----------------------------------------------------------------------
             Performance
             -----------
   Name      Period/(1)/     Threshold/(2)/  Target/(3)/  Maximum/(4)/
   ----      -----------     --------------  -----------  ------------
Bolinger    1/1/95-12/31/97          $3,570     $179,316      $306,000
Cloney         "   "                  2,126      106,798       182,250
Mull           "   "                  1,224       61,530       105,000
Reuter         "   "                    808       25,294        69,300
Luppert        "   "                    650       37,721        55,800
- ----------------------------------------------------------------------
- -----------------

/(1)/ Three year measurement period (See Performance Award Plan described on
      Page 13).
/(2)/ Award possible meeting minimum required performance objective from only 1 of 18 peer or internal measurements.
/(3)/ Amount calculated using percentage attained in participation in past award periods.
/(4)/ Maximum possible award assuming all 18 measurements for each of the three years included in the plan were met at the highest level.
- -----------------------------------

     On April 15, 1992, the Compensation Committee designated participants, including Mr. Bolinger, and awarded units in its Phantom Stock Plan, an option/SAR plan, as set forth in the chart below. Additional units were subsequently awarded by the Compensation Committee on April 19, 1995.

                       PHANTOM STOCK PLAN GRANTS IN 1992

- -----------------------------------------------------------------------------------------------------
                                          Individual Grants
- -----------------------------------------------------------------------------------------------------
         (a)                 (b)            (c)           (d)           (e)         (f)        (g)
                                        % of Total
                                        ----------
                                       Options/SARs
                                       ------------
                                        Granted to    Exercise or
                                        ----------    -----------
                        Options/SARs   Employees in   Base Price   Expiration
                        ------------   ------------   -----------  ----------
Name                     Granted(#)     Fiscal Year      (SH)*        Date     5%/(1)/    10%/(1)/
- ----                     ---------      -----------      -----        ----     -------    --------
Robert S. Bolinger            24,658           24.2        $18.60      4-15-97   $124,028   $ 268,605
Richard M. Cloney             12,270           12.1         18.60      4-15-97     61,718     133,661
J. Stanley Mull, Jr.           8,429            8.3         18.60      4-15-97     42,397      91,817
William J. Reuter              8,270            8.1         18.60      4-15-97     41,598      90,085
Charles W. Luppert             8,270            8.1         18.60      4-15-97     41,598      90,085
- ----------------------

/(1)/ Potential Realizable Value at Annual Rates of Stock Price Appreciation for
      Grant Term.
  * Adjusted for 5-for-4 Stock Split during 1993.

                       PHANTOM STOCK PLAN GRANTS IN 1995


- -----------------------------------------------------------------------------------------------------
                                          Individual Grants
- -----------------------------------------------------------------------------------------------------
         (a)                 (b)            (c)           (d)           (e)         (f)        (g)
                                        % of Total
                                        ----------
                                       Options/SARs
                                       ------------
                                        Granted to     Exercise or
                                        ----------     -----------
                        Options/SARs   Employees in    Base Price   Expiration
                        ------------   ------------    -----------  ----------
Name                     Granted(#)     Fiscal Year       (SH)         Date     5%/(1)/    10%/(1)/
- ----                     ---------      -----------       ----         ----     -------    --------
Robert S. Bolinger            29,142           17.9        $22.75    4-19-2000   $143,545   $ 310,630
Richard M. Cloney             20,828           12.8         22.75    4-19-2000    102,570     222,005
J. Stanley Mull, Jr.          15,000            9.2         22.75    4-19-2000     73,869     159,887
William J. Reuter             13,200            8.1         22.75    4-19-2000     65,005     140,701
Charles W. Luppert            10,628            6.5         22.75    4-19-2000     52,339     113,283

/(1)/ Potential Realizable Value at Annual Rates of Stock Price Appreciation for Grant Term.

Description of Certain Plans and Employment Contracts


     Executive Employment Contracts

     Susquehanna has five-year employment contracts with Messrs. Bolinger, Cloney and Mull which were executed in 1984 and renewed most recently in 1996. The contracts provide for base salaries for the first twelve months following execution. In subsequent years, the base compensation is as agreed upon between Susquehanna and the officers, and in the absence of an agreement, is increased based on the Suburban Consumer Price Index for Suburban Wage Earners prepared by the United States Department of Labor. The contracts also provide fringe benefits comparable to those generally supplied to other salaried employees of Farmers First. If the officer becomes permanently disabled, he is entitled to all benefits under the contract, other than bonuses, for a period of not less than six months.

     On each contract anniversary date, Susquehanna may renew the contract with the effect that it will run for five years from such renewal. If Susquehanna fails to renew on any such anniversary date, the officer may terminate the contract. If the officer does not so terminate the contract, it will run for five years from its execution or latest renewal. As indicated, the contract may also be terminated by Susquehanna if the officer is responsible for a loss to Susquehanna or Farmers First in excess of Farmers First's loan loss reserve or for actions bringing discredit to the business reputation or goodwill of Farmers First. Upon any termination described above, the officer will be entitled to receive the base salary and all other benefits provided by the contract for a period of one year reduced, however, by any compensation received, during the period, from any other employment entered into. Following any such termination, Susquehanna may require the officer to perform his duties under the contract for up to three months and hold himself reasonably available for advice and consultation for an additional period of nine months.

     In addition, the contract can be terminated by the officer on two months' notice or by Susquehanna immediately for breach of the contract by the officer, upon a felony conviction of the officer or on commission by the officer of a material fraudulent act against Susquehanna or Farmers First. If Susquehanna terminates the contract for any reason other than those set forth above, or if the officer resigns upon being reduced to a position of materially lesser authority, stature or responsibility, the officer will be entitled to a lump sum payment of the amounts he would have received under the contract for the balance of its term plus the value of other benefits to which he was entitled under the agreement.

     The Board of Directors of Susquehanna has approved three-year employment contracts with Messrs. Bisbee, Reuter, Luppert, Duncan, and Strausbaugh. The form of these employment contracts is substantially similar, in material respects, to the executive employment contracts existing between Susquehanna and Messrs. Bolinger, Cloney and Mull.

     As noted above, Richard E. Funke has served as a director of Susquehanna since 1995 and is also Chairman and Chief Executive Officer of Atlantic
Federal. Mr. Funke is not, however, an executive officer of Susquehanna. The form of a three-year Employment Agreement between Susquehanna Bancshares South, Inc. and Mr. Funke (the "Employment Agreement") is generally the same in material respects to the three-year executive employment contracts between Susquehanna and Messrs. Bisbee, Reuter, Luppert, Duncan and Strausbaugh, as described above. However, unlike the others, Mr. Funke's Employment Agreement provides certain relief in the event that a change of control occurs. Under the Employment Agreement, Mr. Funke may terminate his employment with Atlantic Federal within 12 months following a change of control if there occurs an adverse change in Mr. Funke's circumstances (as defined in the Agreement). The Employment Agreement also provides for termination of certain non-competition provisions contained in the Employment Agreement upon a change of control.
These non-competition provisions do not appear in Susquehanna's other employment agreements. For purposes of the Employment Agreement, a "change of control" is deemed to occur when a person shall acquire control of either Atlantic Federal, Susquehanna Bancshares South, Inc. or Susquehanna.

     Change-of-Control Plans

     The Phantom Stock Plan, previously described, contains a "Change-of-Control" provision which will allow executive officers of Susquehanna covered by the plan to receive the appreciated value of the stock previously granted under the plan. Under the Phantom Stock Plan, a "Change-of-Control" will be found to exist and the right to appreciation in stock will vest in three situations: (i) when any entity or person becomes the beneficial owner or obtains voting control over more than 25% of Susquehanna's outstanding Common Stock; (ii) when the shareholders of Susquehanna have approved a definitive agreement to merge or consolidate Susquehanna with or into an unaffiliated corporation if, as result of the merger or consolidation, Susquehanna's shareholders hold less than 60% of the ownership in the surviving corporation; or (iii) when Susquehanna's shareholders approve a definitive agreement to sell substantially all of Susquehanna's assets. Upon the occurrence of a Change-of-Control event, valuation of the vested interest will be made on the basis of the highest value in Susquehanna's stock within 90 days of the date of the Change-of-Control event. If Susquehanna's shares are not publicly traded, a valuation will be made on the basis of book value, at the highest rate within 90 days of the Change-of-Control event.

     The Compensation Committee may also accelerate vesting in the event of a merger in which Susquehanna is not the surviving entity, or an acquisition, divestiture or liquidation or other significant recapitalization of Susquehanna, which would not otherwise constitute a "Change-of-Control."

     The Equity Compensation Plan proposed for shareholder consideration at the Annual Meeting and described in this Proxy Statement under the caption "APPROVAL OF SUSQUEHANNA BANCSHARES, INC. EQUITY COMPENSATION PLAN -- Description of the Equity Compensation Plan" also contains Change-of-Control provisions which allow a grantee under the plan the right, within 10 days after receipt of notice of the Change-of-Control, to elect to exercise in full any installments of stock options, Phantom Stock Rights or SARs (all as defined in the Equity Compensation Plan and as more fully described in this Proxy Statement under the caption "APPROVAL OF SUSQUEHANNA BANCSHARES, INC. EQUITY COMPENSATION PLAN -- Description of the Equity Compensation Plan") not previously exercised under the Equity Compensation Plan; provided that in the case of an SAR or Phantom Stock Right held by a grantee who is subject to Section 16(b) of the Exchange Act, any surrender or payment will only be made on a date the Compensation Committee determines consistent with Rule 16b-3 under the Exchange Act.

     Under the Equity Compensation Plan, a "Change-of-Control" will be found to exist in the following situations: (i) if any person or group (except for Susquehanna or any employee benefit plan of Susquehanna or of any affiliate), shall become the beneficial owner in the aggregate of 20% or more of the equity of Susquehanna then outstanding, (ii) if any person or group purchases substantially all of the assets of Susquehanna, (iii) if

Susquehanna is liquidated or dissolved, (iv) if at least a majority of the Board of Susquehanna at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination, or (v) if Susquehanna merges or consolidates with any other corporation and is not the surviving corporation.

     Pension Plans

     Effective January 1, 1989, Susquehanna Bancshares, Inc., and each Subsidiary adopted a defined benefit pension plan (the "Susquehanna Retirement Plan") under which benefits are determined by "Final Average Compensation" as defined below. This plan covers employees of Susquehanna and its Subsidiaries upon their attaining age 21 and the completion of one year's service in which 1,000 hours are worked. All Participants in predecessor plans maintained by Susquehanna subsidiaries as of January 1, 1989, became members of the Susquehanna Retirement Plan effective that date.

     Participants under the Susquehanna Retirement Plan are entitled to an annual retirement pension at normal retirement age of 65 equal to 1.5% of Final Average Compensation up to the Social Security Covered Compensation level plus 2% of Final Average Compensation in excess of Social Security Covered Compensation, multiplied by years of credited service up to a maximum of 25 years. Final Average Compensation means the average earnings during the five highest-paid consecutive calendar years of employment with Susquehanna affiliates. Social Security Covered Compensation means the compensation upon which a Social Security benefit at Social Security Normal Retirement Age will be calculated as defined in regulations.

     Participants with 15 years of service are eligible for early retirement at age 55, in which event retirement benefits are actuarially reduced.

     Effective January 1, 1994, the Board agreed to adopt a Restoration Plan to provide for benefits lost under the Susquehanna Retirement Plan on account of IRC Section 401(a)(17) and 415 which limit the compensation and benefits under a qualified retirement plan. Selected participants of the Susquehanna Retirement Plan are eligible for benefits under the Restoration Plan.

     The following table sets forth the annual benefits under both the Susquehanna Retirement and the Restoration Plans upon normal retirement at age 65 to persons in specified salary classifications, assuming election by the employee of payment only in the form of a life annuity.

          THE SUSQUEHANNA BANCSHARES RETIREMENT AND RESTORATION PLANS
                ANNUAL NORMAL RETIREMENT BENEFIT FOR PARTICIPANT
                             TURNING AGE 65 IN 1995

- --------------------------------------------------------------------------------
                          Years of Service at Retirement
- --------------------------------------------------------------------------------
Final Average
- -------------
Compensation             15          20           25         30        35
- -------------            --          --           --         --        --

     $125,000           $ 35,556    $ 47,408    $ 59,260   $ 59,260  $ 59,260
      150,000             43,056      57,408      71,760     71,760    71,760
      175,000             50,556      67,408      84,260     84,260    84,260
      200,000             58,056      77,408      96,760     96,760    96,760
      225,000             65,556      87,408     109,260    109,260   109,260
      250,000             73,056      97,408     121,760    121,760   121,760
      300,000             88,056     117,408     146,760    146,760   146,760
      350,000            103,056     137,408     171,760    171,760   171,760
      400,000            118,056     157,408     196,760    196,760   196,760
      450,000            133,056     177,408     221,760    221,760   221,760
      500,000            148,056     197,408     246,760    246,760   246,760

     For purposes of the Susquehanna Retirement Plan, as of December 31, 1995, Messrs. Bolinger, Cloney, Mull, Luppert, and Reuter had 20, 19, 22, 25 and 21 credited years of service respectively. Only the base salary of Messrs. Bolinger, Cloney, Mull, Luppert and Reuter is compensation covered under the Susquehanna Retirement Plan. Other components of such officers' total compensation do not affect benefits payable under the Susquehanna Retirement Plan. In 1995, Mr. Bolinger's base salary was $337,881, Mr. Cloney's base salary was $243,180, Mr. Mull's base salary was $185,090, Mr. Luppert's base salary was $144,324, and Mr. Reuter's base salary was $156,542.

     Also, effective January 1, 1989, Susquehanna and each Subsidiary adopted a 401(k) Plan under which employees may defer portions of their income on a pre-tax basis. This plan covers employees of Susquehanna and its subsidiaries upon their attaining age 21 and the completion of one year of service in which 1,000 hours are worked. All members of predecessor thrift or 401(k) plans as of January 1, 1989, became Participants in the Susquehanna 401(k) Plan effective that date.

     Participants under the Susquehanna 401(k) Plan are allowed to defer between 1% and 15% of their compensation during the year. Subject to Board discretion, Susquehanna will match 100% of the first 3% of employee deferrals. These funds will be accumulated under the plan until paid out at termination, disability, death or retirement. The plan allows for loans and hardship withdrawals within legal limitations.

     The vested portion of matching contributions made to the 401(k) Plan during 1995 on behalf of the individual officers named above and the Executive Officers as a group are as follows: Mr. Bolinger, $4,500; Mr. Cloney, $4,500; Mr. Mull, $4,500; Mr. Luppert, $4,330; Mr. Reuter, $4,500; and the Executive Officers as a group, $45,804.

Stock Price Performance Graph


     The following graph compares for fiscal years 1990 through 1995 the yearly change in the cumulative total return to holders of Susquehanna Common Stock with the cumulative total return of the Nasdaq Total Return Index (the "Nasdaq Index"), a broad market in which Susquehanna participates, and of an index comprised of all publicly traded banks in asset size $1-5 billion, compiled by an independent research firm (the "Bank Index"). The graph depicts the total return on an investment of $100 based on both stock price appreciation and reinvestment of dividends for Susquehanna, and the companies represented by the Nasdaq Index and the Bank Index.

     The Bank Index consists of Susquehanna's bank peers relative to size as measured by total assets. It is believed that these Bank Index companies are comparable to Susquehanna in terms of size and all businesses engaged in. There can be no assurance that Susquehanna's stock performance will continue into the future with the same or similar trends depicted in the graph below.

                          Susquehanna Bancshares, Inc.


                            STOCK PRICE PERFORMANCE



                                          Period Ending
                     ------------------------------------------------------
                        1990     1991     1992     1993     1994     1995
                       -------  -------  -------  -------  -------  -------
All Nasdaq Stocks      $100.00  $160.56  $186.86  $214.51  $209.68  $296.30
$1B-$5B Bank Index      100.00   149.53   217.07   260.24   274.26   379.46
Susquehanna Banc-PA     100.00   138.68   205.03   256.12   217.84   271.31


                    APPROVAL OF SUSQUEHANNA BANCSHARES, INC.
                            EQUITY COMPENSATION PLAN

The Proposal

     At the Annual Meeting, there will be presented to the shareholders a proposal to approve and ratify the adoption of the Equity Compensation Plan.
The Equity Compensation Plan has been created to assist Susquehanna in promoting the interests of Susquehanna by (a) providing incentives to designated officers and other employees of Susquehanna or its affiliates, (b) providing incentives to non-employee members of the Board of Directors to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in Susquehanna, and (c) having a broad based, flexible and comprehensive array of incentive plans which can be used to assimilate corresponding plans in connection with future acquisitions. On April 17, 1996, the Board of Directors adopted the Equity Compensation Plan subject to shareholder approval at the Annual Meeting. This will not be effective unless or until shareholder approval is obtained.

     The Equity Compensation Plan is set forth as Exhibit "A" to this Proxy Statement, and the description of the Equity Compensation Plan contained herein is qualified in its entirety by reference to Exhibit "A."

Vote Required for Approval

     The proposal to approve the adoption of the Equity Compensation Plan requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting for its approval.

     THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL OF THE EQUITY COMPENSATION PLAN.

Description of the Equity Compensation Plan


     General. Subject to adjustment in certain circumstances as discussed below, the Equity Compensation Plan authorizes up to 650,000 shares of Common Stock for issuance pursuant to the terms of the Equity Compensation Plan. If and to the extent options granted under the Equity Compensation Plan terminate, expire or cancel without being exercised, or if any shares of restricted stock are forfeited, the shares subject to such option or award again will be available for purposes of the Equity Compensation Plan.

     Administration of the Equity Compensation Plan. The Equity Compensation Plan will be administered and interpreted by the Compensation Committee of the Board of Directors which will consist of not less than two persons appointed by the Board of Directors from among its members who are not employees of Susquehanna, who are not entitled to participate in the Equity Compensation Plan, and who are "outside directors" under Section 162(m) of the Code. After receiving recommendations from management, the Compensation Committee has the sole authority to determine (i) the persons to whom options and/or awards are to be granted under the Equity Compensation Plan, (ii) the type, size and terms of the options, (iii) the time when the options and/or awards are to be granted and the duration of the exercise period and (iv) any other matters arising under the Equity Compensation Plan. A person may serve on the Compensation Committee only if he or she is not eligible, and has not been eligible, to receive a discretionary grant under the Equity Compensation Plan for at least one year before his or her appointment. Nondiscretionary grants of stock options to non-employee directors under the Stock Option Plan are not included in this prohibition.

     Grants. Incentives under the Equity Compensation Plan consist of incentive stock options, non-qualified stock options, restricted stock grants, Phantom Stock Rights and stock appreciation rights (hereinafter collectively referred to as "Grants"). All Grants are subject to the terms and conditions set forth in the Equity Compensation Plan and to those other terms and conditions consistent with the Equity Compensation Plan as the Compensation Committee deems appropriate and as are specified in writing by the Compensation Committee to the designated individual (the "Grant Letter"). The Compensation Committee must approve the form and provisions of each Grant Letter to an individual.

     Eligibility for Participation. Officers, employee directors, and other employees of Susquehanna or an affiliate designated by Susquehanna are eligible to participate in the Equity Compensation Plan. Non-employee directors will not participate in the Equity Compensation Plan beyond an initial grant of an option to acquire 5,000 shares to each present and newly added director. Non-employee directors will receive a grant of an option to purchase 1,000 shares in their first year of participation in the plan, and 1,000 shares in each of the next following years (up to a total, aggregate grant of 5,000 shares). The options may be exercised to the extent of one-third on the third anniversary of the date of the grant, one-third on the fourth anniversary of the date of the grant, and one-third on the fifth anniversary of the date of the grant. At April 17, 1996, approximately fourteen (14) executive officers and such other as yet undetermined number of employees as the Compensation Committee shall select were eligible to participate in the Equity Compensation Plan. After receiving recommendations from the management of Susquehanna, the Compensation Committee selects the persons to receive Grants and determines the number of shares of Common Stock subject to a particular Grant. No grantee may receive options, stock appreciation rights, Phantom Stock Rights or restricted stock awards for more than 200,000 shares of Common Stock for any calendar year.

     Granting of Options. The Compensation Committee may grant options qualifying as incentive stock options ("ISOs") within the meaning of Section 422 of the Code and/or other stock options ("NQSOs") in accordance with the terms and conditions set forth in the Equity Compensation Plan or any combination of ISOs or NQSOs.

     Term, Purchase Price, Vesting and Method of Exercise. The exercise price of Common Stock subject to an ISO is the fair market value of such stock on the date the option is granted. The exercise price of Common Stock subject to a NQSO also is the fair market value of such stock on the date the option is granted.

     The Compensation Committee determines the option exercise period for each option; provided, however, that the exercise period may not exceed 10 years from the date of grant. Unless otherwise provided in the Grant Letter, each option shall fully vest upon the earliest of (i) the grantee's normal retirement date,
(ii) five years from the date of the Grant, (iii) the grantee's death or disability (within the meaning of Susquehanna's long-term disability program), or (iv) the occurrence of a Change-of-Control (defined below) of Susquehanna. A grantee may exercise an option by delivering notice of exercise to the Secretary of Susquehanna with accompanying full payment of the option price. The grantee may pay the option price in cash or, with the Compensation Committee's consent, by delivering shares of Common Stock already owned by the grantee and having a fair market value on the date of exercise equal to the option price, or with a combination of cash and shares. The grantee must pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Common Stock are not issued or transferred upon exercise of the option until the option price and the withholding obligation are fully paid. Generally, unless provided otherwise in the grant letter, the right to exercise any grant terminates 90 days following termination of the participant's relationship in Susquehanna.

     Restricted Stock Grants. Susquehanna may issue or transfer shares of Common Stock under a Grant (a "Restricted Stock Grant") pursuant to the Equity Compensation Plan. Shares of Common Stock issued pursuant to a Restricted Stock Grant are issued for cash or services rendered having a value, as determined by the Board of Directors, at least equal to the par value of the Common Stock subject to the Grant. The Compensation Committee grants to each grantee a number of shares of Common Stock determined in its sole discretion, but no greater than the maximum limit described above. If a grantee's employment terminates during the period, if any, designated in the Grant Letter as the period during which the transfer of the shares is restricted (the "Restriction Period"), the Restricted Stock Grant terminates with respect to all shares covered by the Grant as to which the restrictions on transfer have not lapsed, and those shares of Common Stock must be immediately returned to Susquehanna. During the Restriction Period, a grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies, except to a successor grantee in the event of the grantee's death. All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the applicable Restriction Period. In addition, the Compensation Committee may determine as to any or all Restricted Grants that all restrictions will lapse under such other circumstances as it deems equitable.

     Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights ("SARs") to any grantee in tandem with a stock option, for all or a portion of the applicable option, either at the time the option is granted or, in the case of a NQSO, at any time thereafter while the option remains outstanding. The number of SARs granted to a grantee which are exercisable during any given period of time may not exceed the number of shares of Common Stock which the grantee may purchase upon the exercise of the related stock option during such period of time. Upon the exercise of an option, the SARs relating to the Common Stock covered by such option terminate. Upon the exercise of SARs, the related option terminates to the extent of an equal number of shares of Common Stock.

     Upon a grantee's exercise of some or all of his or her SARs, the grantee receives in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The stock appreciation for a SAR is the difference between the exercise price specified for the related option and the fair market value of the underlying Common Stock on the date of exercise of the SAR. The Equity Compensation Plan provides that the exercise price of a SAR is the greater of (i) the exercise price or option price of the related stock option or
(ii) the fair market value of a share of Common Stock as of the date of grant of the SAR.

     A SAR is exercisable only during the period when the option to which it relates is also exercisable; provided, however, that in no event may a SAR be exercisable by any person subject to Section 16 of the Exchange Act during the first six months after being granted, except in the event of the retirement, death or disability of the grantee (if the related Stock Option is then exercisable).

     Phantom Stock Appreciation Rights. The Equity Compensation Plan will include phantom stock appreciation rights under a program substantially similar to the Phantom Stock Plan currently maintained by Susquehanna. In connection with adoption of the Equity Compensation Plan, at the time of shareholder approval of the Equity Compensation Plan, the Phantom Stock Plan will be terminated as a separate plan but its provisions will be incorporated in and become a part of the Equity Compensation Plan. Any inconsistency between the terms of the Equity Compensation Plan and the Phantom Stock Plan will be resolved in favor of the terms of the Equity Compensation Plan. Interests previously awarded under the Phantom Stock Plan and outstanding at the time of adoption of the Equity Compensation Plan will be subject to conversion to cash and Susquehanna stock based upon the amount earned determined in accordance with generally accepted accounting principles but subject to the Phantom Stock Plan participant's acceptance.

     Amendment and Termination of the Equity Compensation Plan. The Board of Directors may amend or terminate the Equity Compensation Plan at any time; provided, however, that any amendment that materially increases the benefits accruing to participants under the Equity Compensation Plan, increases the aggregate number (or individual limit for any grantee) of shares of Common Stock that may be issued or transferred under the Equity Compensation Plan, materially modifies the requirements as to eligibility for participation, or modifies the provisions for determining fair market value of Common Stock will be subject to approval by the shareholders of Susquehanna. The Equity Compensation Plan will terminate on May 31, 2006, unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the shareholders.

     Amendment and Termination of Outstanding Grants. A termination or amendment of the Equity Compensation Plan that occurs after a Grant is made will not result in the termination or amendment of the Grant unless the grantee consents or unless the Compensation Committee revokes a Grant the terms of which are contrary to applicable law. The termination of the Equity Compensation Plan will not impair the power and authority of the Compensation Committee with respect to outstanding Grants.

     Adjustment Provisions; Change-of-Control of Susquehanna. If there is any change in the number or kind of shares of Common Stock through the declaration of stock dividends, or through a recapitalization, stock split, or combinations or exchanges of such shares, or merger, recapitalization or consolidation of Susquehanna, reclassification or change in the par value or by reason of any other extraordinary or unusual event, the number of shares of Common Stock available for Grants and the number of such shares covered by outstanding Grants, and the price per share of the applicable market value of such Grants, will be proportionately adjusted by the Compensation Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock.

     In the event of a Change-of-Control of Susquehanna, (i) all options outstanding under the Equity Compensation Plan will become immediately exercisable and (ii) all restrictions on the transfer of shares with respect to a Restricted Stock Grant which have not, prior to such date, been forfeited will immediately lapse. A Change-of-Control of Susquehanna will be deemed to have taken place if (i) any person or group (except for Susquehanna or any employee benefit plan of Susquehanna or of any affiliate), shall become the beneficial owner in the aggregate of 20% or more of the equity of Susquehanna then outstanding, (ii) any person or group purchases substantially all of the assets of Susquehanna, (iii) Susquehanna is liquidated or dissolved, (iv) at least a majority of the Board of Directors of Susquehanna at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination, or (v) Susquehanna merges or consolidates with any other corporation and is not the surviving corporation.

     Other Equity Compensation Plan Provisions. A Grant under the Equity Compensation Plan will not be construed as conferring upon any grantee a contract of employment or service, and such Grant will not confer upon the grantee any rights upon termination of employment or service, other than certain limited rights as to the exercise of a stock option for a designated period of time following such termination.

Federal Income Tax Consequences under the Equity Compensation Plan.


     Set forth below is a general description of the federal income tax consequences relating to grants made under the Equity Compensation Plan. Grantees are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

     Non-Qualified Stock Options. There are no federal income tax consequences to grantees or to Susquehanna upon the grant of a NQSO. Upon the exercise of NQSOs, grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and Susquehanna generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of a NQSO, a grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the grantee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the grantee at the time of exercise of the NQSO).

     Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of ISOs, and Susquehanna will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price (or the grantee's other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option exercise price (or the grantee's other tax basis in the shares), and Susquehanna will not be entitled to any tax deduction in connection therewith.

     If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a "disqualifying disposition") and is a transaction in which a loss, if sustained, would be recognized, the grantee generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the grantee's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the exercise price (or the grantee's other tax basis in the shares). In the case of a disqualifying disposition where a loss, if sustained, would not be recognized, the grantee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the grantee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending upon the length of time the shares were held. Susquehanna generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the grantee.

     Generally, where previously acquired Common Stock is used to exercise an outstanding ISO or NQSO, appreciation on such stock will not be recognized as income. However, if such Common Stock was acquired pursuant to the exercise of an ISO, a disqualifying disposition will be deemed to have occurred if such stock is used to exercise another ISO prior to the expiration of the applicable holding periods.

     Restricted Stock. A grantee normally will not recognize taxable income upon the award of a Restricted Stock Grant, and Susquehanna will not be entitled to a deduction, until such stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferrable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the Common Stock at that time and the amount paid by the grantee for the shares, if any (or the grantee's other tax basis in the shares). Susquehanna will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the difference between the fair market value of the Common Stock at that time, determined without regard to the restrictions, and the amount paid by the grantee for the shares, if any (or the grantee's other tax basis in the shares). In this event, Susquehanna will be entitled to a deduction in the same year, provided Susquehanna complies with the applicable withholding requirements for federal tax purposes. Any gain or loss recognized by the grantee upon subsequent disposition of the Common Stock will be capital gain or loss. If, after making the election, any Common Stock subject to a Restricted Stock Grant is forfeited, or if the market value declines during the Restriction Period, the grantee is not entitled to any tax deduction or tax refund.

     Stock Appreciation Rights and Phantom Stock Rights. The grantee will not recognize any income upon the grant of a SAR or Phantom Stock Rights. Upon the exercise of a SAR or Phantom Stock Rights, the grantee will recognize ordinary compensation income in the amount of both the cash, the fair market value of the shares of Common Stock or any combination of the two received upon such exercise, and Susquehanna is entitled to a corresponding deduction, provided Susquehanna complies with the applicable withholding requirements for federal tax purposes. Shares received in connection with the exercise of Phantom Stock Rights and, in the event that a grantee receives shares of Common Stock upon the exercise of a SAR, the shares so acquired will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

     Section 162(m). The Equity Compensation Plan is intended to make grants of ISOs and NQSOs with an exercise price not less than fair market value at the date of grant, and related SARs thereunder meet the requirements of "performance-based compensation" within the meaning of Section 162(m) of the Code.


Accounting Considerations

     Set forth below is a general description of the accounting consequences of grants which may be made under the Equity Compensation Plan.

     There is no charge to the income of Susquehanna in connection with the grant or exercise of an option under the Equity Compensation Plan as long as the option price is not below the market price on the date of the grant. Any tax benefit received by Susquehanna upon the exercise of a NQSO or as a result of a disqualifying disposition of option shares obtained upon exercise of an ISO is reflected as a credit to capital in excess of par value and not as income.

     The fair market value of the restricted shares of Common Stock granted under the Equity Compensation Plan as of the date on which they are awarded will be charged to income of Susquehanna over the vesting period, as a compensation cost. Although the value of restricted stock at grant is charged to earnings over the vesting period, there is no charge to earnings on appreciated value after grant.

     Earnings per share may be affected, in certain cases, by the potential dilution caused by the assumption of the exercise of outstanding stock options. When shares are actually issued as a result of the exercise of stock options, additional dilution could occur under certain circumstances.

     The assumed value of a SAR or Phantom Stock Rights (generally, the excess of the market value of the underlying shares over the option price at the end of each accounting period) is treated as compensation expense that is accrued over the period the SAR is vested. Deferred tax benefit may also be created if the related tax deduction occurs in a period later than the one in which the compensation expense is recognized for accounting purposes.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors and executive officers of Susquehanna and its Subsidiaries, including their immediate families and companies in which they are principal owners (more than 10%), were indebted to certain Susquehanna banking subsidiaries. All such transactions were made in the ordinary course of business, were made on substantially the same, terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1995, these loans totaled $27.6 million, which represented 10% of stockholder's equity.

     During 1995, the law firms in which Directors Hall, Morgan, and Wiest are principals, received fees from Susquehanna affiliates in amounts which did not exceed 5% of their respective firm's gross revenues for that year. Director Gibbel is a partner in an insurance agency which received insurance premium payments from Susquehanna and its subsidiaries during 1995, all of which resulted from successfully placing competitively bid coverages.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     Susquehanna has engaged Coopers & Lybrand, independent public accountants, to audit its financial statements for the year ended December 31, 1995. Susquehanna expects to engage Coopers & Lybrand as its independent public accountants for the year 1996.

     Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions from Susquehanna's shareholders.


                             SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1997 Annual Meeting of Susquehanna shareholders must be received by the Secretary of Susquehanna no later than December 13, 1996, in order to be considered for inclusion in the proxy statement relating to such 1997 Susquehanna Annual Meeting.


                                 OTHER MATTERS

     Susquehanna knows of no business which will be presented at the Annual Meeting other than the election of directors and the proposal to approve the Equity Compensation Plan. However, if other matters come before the meeting, it is the intention of the proxy agents to vote upon such matters in accordance with their judgment in such matters.


                                    By Order of the Board of Directors



                                    Richard M. Cloney
                                    Secretary


     The Annual Report to Shareholders (forwarded herewith) contains the report of Susquehanna's independent accountant, Coopers & Lybrand.

                                                                      EXHIBIT A



                         SUSQUEHANNA BANCSHARES, INC.
                           EQUITY COMPENSATION PLAN
                           ------------------------


     The purpose of the Susquehanna Bancshares, Inc. Equity Compensation Plan (the "Plan") is to provide (i) designated officers (including officers who are also directors) and other employees of Susquehanna Bancshares, Inc. (the "Company") and its subsidiaries, and (ii) non-employee members of the board of directors of the Company (the "Board"), with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights or phantom stock appreciation rights and restricted stock. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders and will align the economic interests of the participants with those of the shareholders.

1.   Administration
     --------------

     The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board, all of whom shall be "disinterested persons" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations.

     Except as provided in Section 6 hereof, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan.

     The Committee may, in its discretion or in accordance with a directive from the Board, waive or amend any provisions of any Grant, provided such waiver or amendment is not inconsistent with the terms of this Plan as then in effect. The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company. A majority of the Committee shall constitute a quorum thereof, and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be actions of the Committee.

     The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.


2.   Grants
     ------

     Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, phantom stock appreciation rights and restricted stock (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular section of the Plan need not be uniform as among the grantees.

                                                                       EXHIBIT A


3.   Shares Subject to the Plan
     --------------------------

     (a) Subject to the adjustment specified below, the aggregate number of shares of the common stock of the Company, par value $2.00 per share (the "Company Stock") that may be issued or transferred under the Plan is 650,000 shares. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 200,000. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised or if any shares of restricted stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

     (b) If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, a recapitalization, stock split, or combination or exchange of shares, or merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number. For purposes of this Section 3(b), "shares of Company Stock" and "shares" include referenced shares with respect to SARs. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with section 422 of the Code.


4.    Eligibility for Participation
      -----------------------------

     All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. Members of the Board who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") shall be eligible to participate in the Plan, but shall not be eligible to receive incentive stock options.

     The Board shall select the Employees and Non-Employee Directors to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines. Employees and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

     Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

                                                                       EXHIBIT A



5.   Granting of Options
     -------------------

     (a)  Number of Shares.  The Committee, in its sole discretion, shall
          ----------------
determine the number of shares of Company Stock that will be subject to each Grant of stock options.

     (b)  Type of Option and Price.  The Committee may grant options
          ------------------------
intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the "Stock Options"), all in accordance with the terms and conditions set forth herein.

     The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of such Stock on the date such Stock Option is granted; provided, however, that (i) the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to the Fair Market Value of a share of such Stock on the date such Stock Option is granted; and (ii) the purchase price of Company Stock subject to a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a share of such stock on the date such Stock Option is Granted.

     If the Company Stock is traded in a public market, then the Fair Market Value per share shall be, if the principal trading market for the Company Stock is a national securities exchange or the National Market segment of The NASDAQ Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not traded in a public market or subject to reported transactions or "bid" or "ask" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c)  Option Term.  The Committee shall determine the term of each Stock
          -----------
Option. The term of any Stock Option shall not exceed ten years from the date of grant.

     (d)  Exercisability of Options.  Stock Options shall become exercisable
          -------------------------
in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Instrument. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason. In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control (as defined herein) in accordance with the provisions of
Section 11.

     (e)  Vesting of Options and Restrictions on Shares.  The vesting period
          ---------------------------------------------
for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Instrument. Notwithstanding any other provision of the Plan, except as otherwise provided by the Committee in the Grant Instrument, all outstanding Stock Options shall become immediately exercisable upon the earliest to occur of the following, if at such time the Grantee is an Employee of the Company or a parent or subsidiary of the Company, or a Non-Employee Director in the case of a Nonqualified Stock Option: (i) the Grantee's normal retirement date, (ii) five years from the date of the Grant, (iii) the Grantee's death or Disability (as defined herein), or (iv) the occurrence of a Change of Control (as defined herein) of the Company.

     (f)  Manner of Exercise.  A Grantee may exercise a Stock Option which
          ------------------
has become exercisable, in whole or in part, by delivering a duly completed notice of exercise to the Secretary of the Company with accompanying payment of the option price in accordance with Subsection (h) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee ("Designated Broker") in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender a notice of exercise, which has been properly executed by the Grantee and the aforementioned delivery instructions to any Designated Broker.

                                                                       EXHIBIT A


     (g)  Termination of Employment, Disability or Death.
          ----------------------------------------------

          (i) Except as provided below, a Stock Option may only be exercised while the Grantee is employed by the Company as an Employee or Non-Employee Director. In the event that a Grantee ceases to employed by the Company for any reason other than a "Disability" or death, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days of the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

          (ii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled," any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to employed by the Company (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee shall terminate as of such date.

          (iii) If (a) the Grantee dies while employed by the Company, or (b) in the case of disability, during the period provided at Section 5(g)(ii) above, or (c) within 90 days after the date on which the Grantee ceases to be employed by the Company on account of a termination of employment specified in Section 5(g)(i) above (or within such other period of time as may be specified in the Grant Instrument), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date of death (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

          (iv) For purposes of this Section 5, the term "Company" shall include the Company's subsidiaries and the term "Disability" or "Disabled" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

     (h) Satisfaction of Option Price.  The Grantee shall pay the option
         ----------------------------
price specified in the Grant Instrument in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or
(iii) through any combination of (i) and (ii). The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding is made.

     (i) Election to Withhold Shares.  Grantees may make an election to
         ---------------------------
satisfy the Company income tax withholding obligation with respect to a Stock Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee. If the Grantee is a director or officer within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, such election must be irrevocable and must be made six months prior to the date on which the Stock Option is exercised with respect to such shares.

     (j) Rule 16b-3 Restrictions.  Unless a Grantee who is an "insider," as
         -----------------------
defined under Section 16 of the Exchange Act, could otherwise transfer Company Stock issued pursuant to a Stock Option without incurring liability under
Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option by such a Grantee to the date of disposition of the Company Stock issued upon exercise of such option.

                                                                       EXHIBIT A


     (k) Limits on Incentive Stock Options.  Each Incentive Stock Option
         ---------------------------------
shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any "subsidiary" within the meaning of section 424(f) of the Code. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent" or "subsidiary" of the Company within the meaning of section 424(e) and (f) of the Code,unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.


6.   Formula Option Grants to Non-Employee Directors
     -----------------------------------------------

     A Non-Employee Director shall be entitled to receive Nonqualified Stock Options in accordance with this Section 6.

     (a) Initial Grant.  Each Non-Employee Director who is a member of the
         -------------
Board on the effective date of this Plan, as defined in Section 21 hereof, will receive a grant of a Nonqualified Stock Option to purchase 1,000 shares of Company Stock as of such date. Each Non-Employee Director who first becomes a member of the Board after the effective date of this Plan, will receive a grant of a Nonqualified Stock Option to purchase 1,000 shares immediately upon the date he or she becomes a member of the Board.

     (b) Annual Grants.  For a 5-year period beginning from the date of the
         -------------
initial grant specified in Section 6(a) above (the "Initial Grant Date"), on each anniversary date of the Initial Grant Date (the "Annual Automatic Grant Date"), each Non-Employee Director will receive a grant of a Nonqualified Stock Option to purchase 1,000 shares of Company Stock for a total, aggregate grant of 5,000 shares, provided that the Non-Employee Director remains as such on the Annual Automatic Grant Date .

     (c) Option Price.  The purchase price per share of Company Stock
         ------------
subject to a Stock Option granted under this Section 6 shall be equal to the Fair Market Value of a share of Company Stock on the date of grant.

     (d) Option Term.  The term of each Stock Option granted pursuant to this
         -----------
Section 6 shall be ten years.

     (e) Exercisability.  Options granted under this Section 6 shall be
         --------------
exercisable one-third on the third anniversary following the date of the grant, one-third on the fourth anniversary following the date of the grant, and one-third on the fifth anniversary following the date of the grant.

     (f) Administration.  The provisions of this Section 6 are intended to
         --------------
operate automatically and not require administration. However, to the extent that administrative determinations are required, the provisions of this Section 6 shall be made by the members of the Board who are not eligible to receive grants under this Section 6, but in no event shall such determinations affect the eligibility of Grantees, the determination of the exercise price, the timing of the grants or the number of shares subject to Stock Options granted hereunder.

     (g) Applicability of Plan Provisions.  Except as otherwise provided
         --------------------------------
in, and not inconsistent with, this Section 6, the Nonqualified Stock Options granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons.

     (h) Amendment.  Notwithstanding any other provision of the Plan, this
         ---------
Section 6 may not be amended more than once every six months, except for amendments necessary to conform the Plan to changes in the provisions of or the regulations relating to applicable laws, including the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                                                       EXHIBIT A

7.   Restricted Stock Grants
     -----------------------

     The Committee may issue or transfer shares of Company Stock to an Employee under a Grant (a "Restricted Stock Grant"), upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock Grants:

     (a) General Requirements.  Shares of Company Stock issued pursuant to
         --------------------
Restricted Stock Grants may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

     (b) Number of Shares.  The Committee shall grant to each Grantee a
         ----------------
number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

     (c) Termination of Employment or Services.  If the Grantee ceases to
         -------------------------------------
be employed by the Company (as an Employee or Non-Employee Director) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

     (d) Restrictions on Transfer and Legend on Stock Certificate.  During
         --------------------------------------------------------
the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 10. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

     (e) Right to Vote and to Receive Cash Dividends. During the Restriction
         -------------------------------------------
Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

     (f) Lapse of Restrictions.  All restrictions imposed under the
         ---------------------
Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control.

     (g) Election to Withhold Shares.  Grantees may make an election to
         ---------------------------
satisfy the Company income tax withholding obligation with respect to a Restricted Stock Grant by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee. If the Grantee is a director or officer within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, such election must be irrevocable and must be made six months prior to the date on which all restrictions lapse with respect to such shares.

                                                                       Exhibit A


8.   Stock Appreciation Rights
     -------------------------

     (a) General Requirements.  The Committee may grant stock appreciation
         --------------------
rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option or (ii) the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR.

     (b) Number of SARs.  The number of SARs granted to a Grantee which
         --------------
shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

     (c) Value of SARs.  Upon a Grantee's exercise of some or all of the
         -------------
Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the difference between the base price of the SAR as described in subsection (a) and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.

     (d) Form of Payment.  At the time of such exercise, the Grantee shall
         ---------------
have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Common Stock, which for purposes of calculating the number of shares of Company Stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee's election to receive cash in full or partial settlement of the SARs exercised and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

     (e) Certain Restrictions.  An SAR is exercisable only during the
         --------------------
period when the Stock Option to which it is related is also exercisable. No SAR may be exercised for cash by an officer or director of the Company subject to
Section 16 of the Exchange Act, in whole or in part, except in accordance with Rule 16b-3 under the Exchange Act.


9.   Phantom Stock Appreciation Rights
     ---------------------------------

     The Plan will include phantom stock appreciation rights under a program substantially similar to the Phantom Stock Appreciation Plan (the "PSAP") currently maintained by the Company. In connection with adoption of the Plan, at the time of shareholder approval of the Plan, the PSAP will be terminated as a separate plan but its provisions will be incorporated herein and become a part of the Plan. Any inconsistency between the terms of this Plan and the PSAP will be resolved in favor of the terms of this Plan. Interests previously awarded under the PSAP and outstanding at the time of adoption of the Plan will be subject to conversion to cash and Company Stock in an equitable manner but subject to the PSAP participant's acceptance.


10.  Transferability of Grants
     -------------------------

     Only the Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined

                                                                       EXHIBIT A

under the Code or Title I of ERISA or the regulations thereunder . When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer"), provided that the Grantee receives no consideration for a Family Transfer and the Grant Instruments relating to Nonqualified Stock Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Nonqualified Stock Options immediately prior to the Family Transfer.


11.  Change of Control of the Company
     --------------------------------

     As used herein, a "Change of Control" shall be deemed to have occurred if:

     (a) A liquidation or dissolution of the Company (excluding transfers to subsidiaries) or the sale of all or substantially all of the Company's assets occurs;

     (b) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, that for purposes of this subsection 11(b), a person or group shall not include the Company or any subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary;

     (c) If at least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

     (d) The Company merges or consolidates with any other corporation (other than a wholly owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation).


12.  Consequences of a Change of Control
     -----------------------------------

     (a)  Notice.
          ------

          (i) If a Change of Control described in Section 11(a), (b) or (d) will occur, then, not later than 10 days after the approval by the stockholders of the Company (or approval by the Board, if stockholder action is not required) of such Change of Control, the Company shall give each Grantee with any outstanding Stock Options, Phantom Stock Appreciation Rights or SARs written notice of such proposed Change of Control.

          (ii) If a Change of Control described in Section 11(b) may occur without approval by the shareholders (or approval by the Board) and does so occur, or if a Change of Control described in Section 11(c) occurs, then, not later than 10 days after such Change of Control, the Company shall give each Optionee with any outstanding Stock Options, Phantom Stock Appreciation Rights or SARs written notice of the Change of Control.

     (b)  Election Period.  In connection with the Change of Control and
          ---------------
effective only upon such Change of Control, each Grantee shall thereupon have the right, within 10 days after such written notice is sent by the Company (the "Election Period"), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options, Phantom Stock Appreciation Rights or SARs (whether the right to exercise such Stock

                                                                       EXHIBIT A

Options, Phantom Stock Appreciation Rights or SARs has then accrued or the right to exercise such Stock Options, Phantom Stock Appreciation Rights or SARs will occur or has occurred upon the Change of Control).

     (c)  Election Right.  During the Election Period, each Grantee shall have
          --------------
the right to elect to exercise in full any installments of such Stock Options, Phantom Stock Appreciation Rights or SARs not previously exercised; provided, however, that in the case of an SAR or Phantom Stock Appreciation Right held by a Grantee who is subject to Section 16(b) of the Exchange Act, any such surrender or payment shall be made on such date as the Committee shall determine consistent with Rule 16b-3 under the Exchange Act.

     (d)  Termination of Stock Options.  If a Grantee does not make a timely
          ----------------------------
election in accordance with Subsection (c) in connection with a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee's Stock Options, Phantom Stock Appreciation Rights or SARs shall terminate as of the Change of Control. Notwithstanding the foregoing, a Stock Option, Phantom Stock Appreciation Right or SAR will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the Stock Option occurs under circumstances which are not deemed a modification of the Stock Option within the meaning of sections 424(a) and 424(h)(3)(A) of the Code.

     (e)  Accounting and Tax Limitations.  Notwithstanding the foregoing,
          ------------------------------

          (i) if the right described in Subsection (c) in connection with SARs or Phantom Stock Appreciation Rights would make the applicable Change of Control ineligible for pooling of interest accounting treatment under APB No. 16 or make such Change of Control ineligible for desired tax treatment with respect to such Change of Control and, but for those provisions, the Change of Control would otherwise qualify for such treatment, the Grantee shall receive shares of Company Stock with a Fair Market Value equal to the cash that would otherwise be payable pursuant to Subsection (c) in substitution for the cash, and

          (ii) if the termination of the Stock Options described in Subsection
(d) would make the applicable Change of Control ineligible for pooling of interest accounting treatment under APB No. 16 and, but for such provision, the Change of Control would otherwise qualify for such treatment, each affected Grantee shall receive a replacement or substitute stock option issued by the surviving or acquiring corporation.


13.  Amendment and Termination of the Plan
     -------------------------------------

     (a)  Amendment.  The Board may amend or terminate the Plan at any time;
          ---------
provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company and provided, further, that the Board shall not amend the Plan without shareholder approval if such approval is required by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

     (b)  Termination of Plan.  The Plan shall terminate on the day immediately
          -------------------
preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

     (c)  Termination and Amendment of Outstanding Grants.  A termination or
          -----------------------------------------------
amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 20(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

                                                                       EXHIBIT A

     (d)  Governing Document.  The Plan shall be the controlling document.  No
          ------------------
other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.


14.  Funding of the Plan
     -------------------

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.


15.  Rights of Participants
     ----------------------

     Nothing in this Plan shall entitle any Employee or Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.


16.  No Fractional Shares
     --------------------

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.


17.  Withholding of Taxes
     --------------------

     The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants.


18.  Requirements for Issuance of Shares
     -----------------------------------

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

                                                                       EXHIBIT A

19.  Headings
     --------

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.


20.  Miscellaneous
     -------------

     (a)  Substitute Grants.  The Committee may make a Grant to an employee of
          -----------------
another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b)  Compliance with Law.  The Plan, the exercise of Stock Options and the
          -------------------
obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.
The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c)  Ownership of Stock.  A Grantee or Successor Grantee shall have no
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rights as a shareholder with respect to any shares of Company Stock covered by a
Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (d)  Governing Law.  The validity, construction, interpretation and effect
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of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.


21.  Effective Date of the Plan.  The Plan shall be effective as of the date of
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the approval by the Company's shareholders of the Plan.